   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           FELCOR SUITE HOTELS, INC.
             (Exact name of registrant as specified in its charter)

                       MARYLAND                                                72-2541756
             (State or other jurisdiction                         (I.R.S. Employer Identification No.)
           of incorporation or organization)
              545 E. JOHN CARPENTER FRWY.                                 LAWRENCE D. ROBINSON
                      SUITE 1300                                          SENIOR VICE PRESIDENT
                  IRVING, TEXAS 75062                                      AND GENERAL COUNSEL
                    (972) 444-4900                               545 E. JOHN CARPENTER FRWY., SUITE 1300
  (Address, including zip code and telephone number,                       IRVING, TEXAS 75062
    including area code, of registrant's principal                           (972) 444-4900
                  executive offices)                        (Name, address, including zip code, and telephone
                                                           number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

                   ROBERT W. DOCKERY                                         ALAN J. PRINCE
                 JENKENS & GILCHRIST,                                        KING & SPALDING
              A PROFESSIONAL CORPORATION                                  191 PEACHTREE STREET
             1445 ROSS AVENUE, SUITE 3200                                ATLANTA, GEORGIA 30303
                  DALLAS, TEXAS 75202                                        (404) 572-4600
                    (214) 855-4500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF SECURITIES                 AMOUNT BEING        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
              BEING REGISTERED                   REGISTERED         PER SHARE/UNIT           PRICE(1)        REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value(3)............
Common Stock Warrants.......................         N/A                 N/A              $1,000,000,000         $223,537.00
Preferred Stock, $0.01 par value(4).........
Depositary Shares representing Preferred
  Stock(5)..................................
Debt Securities(6)..........................
==============================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) and based upon the maximum aggregate offering price of all securities being registered. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes $242,250,000 of securities being carried forward from an earlier Registration Statement of FelCor Suite Hotels, Inc. (File No. 333-3170), which have not been sold.
(2) Pursuant to Rule 429(a) under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to $242,250,000 in Common Stock, Common Stock Warrants, Preferred Stock and Debt Securities included in the registration statement of FelCor Suite Hotels, Inc. on Form S-3 (File No. 333-3170). The amount of the filing fee associated with such securities that was previously paid with such registration statement was $83,534.
(3) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of shares of the Preferred Stock or Debt Securities registered hereunder or upon exercise of the Common Stock Warrants registered hereunder, as the case may be.
(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices and which may be issued in one or more classes or series.
(5) Such indeterminable number of Depositary Shares to be evidenceded by Depositary Receipts representing an interest in all or a specified portion of Preferred Stock.
(6) Such indeterminate amount of Debt Securities as may from time to time be issued in one or more series.

    PURSUANT TO RULE 429(a) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS, WHICH ALSO RELATES TO SECURITIES REGISTERED PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-3170), THAT WAS PREVIOUSLY FILED BY FELCOR SUITE HOTELS, INC. AND DECLARED EFFECTIVE ON APRIL 25, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                                 $1,000,000,000

                                 [FELCOR LOGO]

                           FELCOR SUITE HOTELS, INC.
                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK
                           AND COMMON STOCK WARRANTS
                             ---------------------

     FelCor Suite Hotels, Inc. ("FelCor") may offer from time to time in one or more series (i) its unsecured senior or subordinated debt securities ("Debt Securities"), (ii) whole or fractional shares of its preferred stock, $0.01 par value per share ("Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares ("Depositary Shares"), (iv) shares of its common stock, $0.01 par value per share ("Common Stock"), or (v) warrants to purchase Common Stock ("Common Stock Warrants") with an aggregate public offering price of up to $1,000,000,000 (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Common Stock Warrants (collectively, "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of FelCor or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Common Stock, Preferred Stock, Depositary Shares or Debt Securities of another series, covenants and any initial public offering price; (ii) in the case of Preferred Stock, the specific number of shares, designation, stated value per share, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price per share; (iii) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share and any initial public offering price per Depositary Share; (iv) in the case of Common Stock, the specific number of shares and any initial public offering price per share; and (v) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with FelCor's Charter (as herein defined) or otherwise appropriate to preserve the status of FelCor as a real estate investment trust ("REIT") for federal income tax purposes. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer."

     The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered by FelCor directly to one or more purchasers, through agents designated from time to time by FelCor or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement describing the method and terms of the offering of such Securities. See "Plan of Distribution." No Securities may be sold pursuant to this Prospectus without the delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
          THE DATE OF THIS PROSPECTUS IS FEBRUARY             , 1998.

                             AVAILABLE INFORMATION

     FelCor has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     FelCor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, certain of such materials can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been previously filed by Felcor with the SEC, under the Exchange Act (File No. 001-14236) are incorporated herein by reference:

          (i) Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1997;

          (iii) Quarterly Report on Form 10-Q for the quarter ended June 30,
     1997;

          (iv) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

          (v) Current Report on Form 8-K dated June 4, 1997;

          (vi) Current Report on Form 8-K dated July 11, 1997, as amended by Current Report on Form 8-K/A dated August 13, 1997;

          (vii) Current Report on Form 8-K dated September 19, 1997;

          (viii) Current Report on Form 8-K dated October 1, 1997; and

          (ix) Description of FelCor's Common Stock and $1.95 Series A Cumulative, Convertible Preferred Stock contained in Felcor's registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by FelCor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     FelCor will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to FelCor at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, Attention: General Counsel.

                   NOTE REGARDING FORWARD-LOOKING INFORMATION

     INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING MATERIAL RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                  THE COMPANY

     FelCor Suite Hotels, Inc. ("FelCor") is a self-administered equity REIT that, at December 31, 1997, owned an approximately 92.7% general partner interest in FelCor Suites Limited Partnership ("FelCor LP"), which then owned, directly or indirectly, interests in 73 hotels with an aggregate of 17,933 suites/rooms in 27 states (collectively, the "Current Hotels"). Fifty-two of the Current Hotels are operated as Embassy Suites(R) hotels (of which 28 were converted from other brands), 13 are operated as Doubletree Guest Suites(R) hotels, seven are operated as Sheraton(R) hotels (five of which are upscale, full-service traditional non-suite hotels) and one is operated as a Hilton Suites(R) hotel. Sixty-three of the Current Hotels are managed by subsidiaries of Promus Hotel Corporation ("Promus") which, following the recent merger of Promus with Doubletree Corporation, include Doubletree Hotels Corporation and its subsidiaries ("Doubletree"). Promus is the largest operator of full-service, all-suite hotels in the United States. Of the remaining Current Hotels, seven are managed by a subsidiary of ITT Sheraton Corporation ("Sheraton") and three are managed by independent management companies. At December 31, 1997, the Company (as herein defined) was the owner of the largest number of Embassy Suites hotels in the world.

     Unless otherwise described in the applicable Prospectus Supplement, FelCor will (i) contribute all of the net proceeds from the sale of Common Stock, Common Stock Warrants, Preferred Stock and Depositary Shares offered hereby to FelCor LP in exchange for comparable units of partnership interest ("Units") and
(ii) loan all of the net proceeds from the sale of Debt Securities offered hereby to FelCor LP. The specific terms of the Units to be so issued by FelCor LP and of any such loan to FelCor LP, to the extent such terms are not described herein, will be set forth in the Prospectus Supplement relating to such offering. Unless otherwise indicated, all references herein to the business and assets of the "Company" refer to FelCor, FelCor LP and their respective subsidiaries, collectively.

     To enable FelCor to satisfy certain requirements for qualification as a REIT, neither FelCor nor FelCor LP can operate the hotels in which they invest. Accordingly, the Company leases the Current Hotels (and expects to lease additional hotels) to DJONT Operations, L.L.C., or a subsidiary thereof ("Lessee"), pursuant to leases providing for the payment of rent based primarily upon the suite revenues of such hotels ("Percentage Leases"). The Lessee pays rent to the Company under the Percentage Leases and, in addition, enters into franchise agreements (where applicable) and engages independent, unaffiliated third party professional managers to operate the hotels. Under the Percentage Leases, the Lessee is required to pay all franchise fees, management fees and other operating expenses of the hotels leased by it. All of the voting interests in the Lessee (constituting a 50% equity interest) are owned beneficially by Hervey A. Feldman and Thomas J. Corcoran, Jr., who are directors and executive officers of FelCor, and the non-voting interests (constituting the remaining 50% equity interest) are owned beneficially by the children of Charles N. Mathewson, a major initial investor in the Company and a director of FelCor. Messrs. Feldman and Corcoran, together with other executive officers and directors of FelCor, beneficially owned an aggregate of approximately 3.9% of the Common Stock and limited partner Units outstanding at December 31, 1997.

     FelCor was formed as a Delaware corporation on May 16, 1994 and was reincorporated as a Maryland corporation on June 23, 1995, primarily to eliminate the franchise tax liability it incurred as a Delaware corporation. The reincorporation did not result in any change in the business, properties or management of FelCor. FelCor's executive offices are located at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062 and its telephone number is
(972) 444-4900.

                                  RISK FACTORS

     In addition to the other information contained in, or incorporated by reference into, this Prospectus and in any Prospectus Supplement, prospective investors should carefully consider the following factors in evaluating an investment in the Securities offered hereby.

RISKS OF LEVERAGE; FLOATING RATE DEBT; INABILITY TO RETAIN EARNINGS

     At December 31, 1997, the Company's outstanding indebtedness was approximately $478.7 million, including approximately $136.0 million under the Line of Credit (as herein defined) which bears interest at floating rates. Since the Company intends to continue to acquire additional hotels, and FelCor must distribute annually at least 95% of its taxable net income to maintain its REIT status, the Company may borrow additional funds to make investments or distributions. The Board of Directors of FelCor ("Board of Directors") has the discretion to permit the Company to incur debt, subject to the current policy of the Board of Directors limiting indebtedness to not more than 40% of the Company's investment in hotel properties, at cost, on a consolidated basis, after giving effect to the Company's use of proceeds from any indebtedness. The Company has obtained the Line of Credit to provide, as necessary, funds for investments in additional hotel properties, working capital and cash to make distributions. The Company's use of the Line of Credit for working capital, distributions and general corporate purposes is limited to 10% of the amount available thereunder. The majority of the Company's floating rate debt bears interest at LIBOR (5.656% at December 31, 1997) plus an amount between 0.45% and 1.5%.

     There can be no assurance that the Company will be able to meet its present or future debt service obligations and, to the extent that it cannot, it risks the loss of certain of its assets to foreclosure. Changes in economic conditions could result in higher interest rates which could increase debt service requirements on the Company's floating rate debt. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.

     In order to qualify as a REIT, FelCor generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, FelCor is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and (iii) any undistributed taxable income from prior periods. FelCor intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. FelCor's income consists primarily of its share of the income of FelCor LP, and FelCor's cash available for distribution consists primarily of its share of cash distributions from FelCor LP. Differences in timing between taxable income and cash available for distribution due to the seasonality of the hospitality industry could require the Company to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. In such a case, the Company also would be required to borrow funds to make payments of principal and interest on Indebtedness.

DEPENDENCE ON LESSEE'S HOTEL OPERATIONS

     The Company's revenues consist primarily of lease revenue under the Percentage Leases. The obligations of the Lessee under the Percentage Leases are unsecured. The Lessee's only assets are cash, receivables, inventory, supplies and prepaid expenses needed in the operation of the Current Hotels, the franchise licenses for the Current Hotels, its rights and benefits under the Percentage Leases and the management contracts relating to such hotels and, subject to certain limitations, its right to borrow on a subordinated basis an aggregate of up to approximately $16.1 million from its equity owners, partners and managers of certain hotels. At December 31, 1997, the Lessee had a deficit in total shareholders' equity of approximately $9.1 million. Consequently, both the Company and the Lessee are substantially dependent upon the operations of the Current Hotels. See "-- Hotel Industry Risks."

CONFLICTS OF INTEREST

     Mr. Feldman and Mr. Corcoran, who are officers and directors of FelCor, are also officers and managers of the Lessee. All of the voting interests in the Lessee (constituting a 50% equity interest) are beneficially owned by Messrs. Feldman and Corcoran, and the non-voting interests (constituting the remaining 50% equity interest) are owned beneficially by the children of Mr. Mathewson, a major initial investor in the Company and a director of FelCor.

  General

     Because of the direct and indirect ownership interests of Messrs. Feldman, Corcoran and Mathewson in, and their positions with, the Company and the Lessee, there are inherent conflicts of interest in connection with the Company's purchase of the Initial Hotels, in which such persons held an interest, and in the ongoing lease and operation of the Company's hotels. Accordingly, the interests of the Company's equity owners may not have been, and in the future may not be, solely reflected in all decisions made or actions taken by such officers and directors. In an effort to address one of the primary continuing conflicts, Messrs. Feldman and Corcoran have entered into an agreement with the Company to utilize any amounts distributed to them from the Lessee, in excess of their tax liability for the earnings of the Lessee, to purchase from FelCor additional shares of Common Stock (or Units) at the then current market price.

  No Arms-Length Bargaining on Percentage Leases

     The terms of the Percentage Leases were not negotiated on an arms-length basis and, accordingly, may not reflect fair market values or terms. Management of the Company believes, however, that the terms of such agreements are fair to the Company and are upon terms as favorable to the Company as could be obtained from a financially responsible unrelated third party. The lease payments under the Percentage Leases have been, and will be, calculated with reference to historical financial data and the projected operating and financial performance of the hotels. The terms of the Percentage Leases are believed by management of the Company to be typical of provisions found in other leases entered into in similar transactions. The Percentage Lease terms are approved by FelCor's "Independent Directors," being those directors who are not officers or employees of FelCor or affiliates of any subsidiary or lessee thereof. The Company does not own any interest in the Lessee. All of the voting Class A membership interest in the Lessee (representing a 50% equity interest) is owned beneficially by Messrs. Feldman and Corcoran and all of the non-voting Class B membership interest in the Lessee (representing the remaining 50% equity interest) is held by RGC Leasing, Inc., a Nevada corporation owned by the children of Mr. Mathewson, a major initial investor in the Company and a director of FelCor. As a result, such persons may have a conflict of interest with the Company in the performance of their management services to the Company in connection with the Percentage Leases.

  Adverse Tax Consequences to Certain Affiliates on a Sale of Initial Hotels

     Certain affiliates of the Company may have unrealized gain in their investments in the six Initial Hotels acquired by the Company at its inception on July 28, 1994. A subsequent sale of such hotels by the Company, although not restricted by agreement, may cause adverse tax consequences to such persons. Therefore, the interests of the Company and certain of its affiliates, including Messrs. Feldman, Corcoran and Mathewson, could be different in connection with the disposition of any of such hotels. However, decisions with respect to the disposition of all hotel properties in which the Company invests will be made by a majority of the Board of Directors, which majority must include a majority of the Independent Directors when the disposition involves any of the Initial Hotels.

RESTRICTIVE DEBT COVENANTS

     The terms of the Line of Credit and the Senior Note Indenture (as herein defined) contain certain restrictive covenants, including, among others, covenants which may prohibit or significantly restrict the ability of the Company, to incur indebtedness, make investments, engage in transactions with shareholders and affiliates, incur liens, create restrictions on the ability of certain subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of such entities. In addition, the Company is required under the Line of Credit to maintain certain specified financial ratios. There can be no assurance that the Company will be able to maintain such ratios or that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. The breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Line of Credit or the Senior Note Indenture. In the event of any such default, all amounts borrowed under the Line of Credit or the Senior Note Indenture, together with accrued interest, could be declared to be due and payable. If the Indebtedness under the Line of Credit or the Senior Note Indenture were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such Indebtedness in full.

HOTEL INDUSTRY RISKS

  Operating Risks

     The Company's hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, average daily rate ("ADR") and revenue per available room or suite ("RevPAR") in the past; increases in operating costs due to inflation and other factors, which increases have not always been, and may not necessarily in the future be, offset by increased suite/room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Lessee's ability to make lease payments and, consequently, the Company's ability to make any required payments of principal and interest on indebtedness. Further, annual adjustments to the base rent and the thresholds for computation of percentage rent, based upon a formula taking into account changes in the U.S. Consumer Price Index ("CPI"), would (in the absence of offsetting increases in suite revenue and in the event of any decrease in suite revenues) result in decreased revenues to the Company under the Percentage Leases and decreased amounts available for required payments of principal and interest on indebtedness.

  Competition

     Competition for Guests; Operations. The hotel industry is highly competitive. Each of the Company's hotels experiences competition primarily from other upscale hotels in its immediate vicinity, but also competes with other hotel properties in its geographic market. Some of the competitors of the Company's hotels have substantially greater marketing and financial resources than the Company and the Lessee. A number of additional hotel rooms are in development, have been announced or have recently been completed in a number of the Company's markets, and additional hotel rooms may be developed in the future. Such additional hotel rooms could have an adverse effect on the revenues of the Company's hotels in such markets.

     Competition for Acquisitions. The Company may be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

  Seasonality of Hotel Business

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. Through diversity in the geographic location and in the primary customer base of the Company's hotels, the Company may be able to lessen, but not eliminate, the effects of seasonality. Accordingly, seasonality can be expected to cause quarterly fluctuations in the Company's lease revenue, to the extent it receives percentage rent.

  Investment Concentration in Single Industry

     The Company's current strategy is to acquire interests exclusively in hotel properties. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry. Therefore, the adverse effect on the Company's lease revenue and amounts available for required payments of principal and interest on indebtedness and to make distributions to shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry. In addition, the Current Hotels are concentrated in the Upper Upscale category of the hotel industry (as published by Smith Travel Research), particularly the all-suite segments therein.

  Emphasis on Embassy Suites Hotels; Market Concentration

     Fifty-two of the Company's 73 Current Hotels are operated under the Embassy Suites brand. Accordingly, the Company is subject to risks inherent in concentrating the Company's investments in the Embassy Suites brand, such as a reduction in business following adverse publicity related to the brand, which could have an adverse effect on the Company's lease revenues and amounts available for required payments of principal and interest on indebtedness and to make distributions to shareholders.

     The Current Hotels are located in 27 states; however, almost one-half of such hotels are located in three states, with 11 hotels located in each of Florida and California and nine hotels located in Texas. Therefore, adverse events or conditions which affect those areas particularly (such as natural disasters or adverse changes in local economic conditions) could have a more pronounced negative impact on the operations of the Company and amounts available for required payments of principal and interest on indebtedness and for distributions to shareholders than events affecting other areas.

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS

     At December 31, 1997, 52 of the Current Hotels were being operated under the Embassy Suites brand. Of the 21 remaining Current Hotels, 13 are operated as Doubletree Guest Suites hotels, under management contracts with Doubletree, seven are operated as Sheraton hotels, under management contracts with Sheraton, and one is, and may continue to be, operated under a franchise license as a Hilton Suites hotel. No assurance can be provided that the Company will not be required to make and fund significant additional improvements to the Current Hotels in the future to obtain or maintain its franchise licenses. Failure to complete improvements, when required, in a manner satisfactory to the franchisor could result in the failure to issue, or the cancellation, of one or more franchise licenses. In addition, the Company may desire to operate additional hotels acquired by it under franchise licenses from Promus or another franchisor, and such franchisors may require that significant capital expenditures be made to such additional hotels as a condition of granting such franchise licenses.

     The continuation of franchise licenses for the Current Hotels is subject to the maintenance of specified operating standards and other terms and conditions. Promus periodically inspects its licensed properties to confirm adherence to its maintenance and operating standards. Under each Percentage Lease, the Company is obligated, among other things, to pay the costs of maintaining the structural elements of each hotel and to set aside as a reserve 4% of hotel suite revenues per month, on a cumulative basis, and to fund from the reserve or from other sources capital expenditures (subject to approval by the Board of Directors) for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of such franchise licenses. During the period from the closing of FelCor's initial public offering to December 31, 1997, the Company made, and in the future may be obligated or deem it advisable to make, capital investments in the Current Hotels in excess of 4% of the suite revenues thereof. Should the Company be required or elect to do so in the future, such investments may necessitate the use of borrowed funds or the reduction of distributions. The Lessee is responsible for routine maintenance and repair expenditures with respect to the Current Hotels. The failure to maintain the standards or adhere to the other terms and conditions of the Embassy Suites or other franchise licenses could result in the loss or cancellation of such franchise licenses. It is possible that a franchisor could condition the continuation of a franchise license upon the completion of substantial capital improvements, which the Board of Directors may determine to be too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse, in which event the Company will be obligated to indemnify the Lessee against any loss or liability incurred by it as a consequence of such decision. In any case, if a franchise is terminated, the Company and the Lessee may seek to obtain a suitable replacement franchise, or to operate the affected hotel independent of a franchise license. The loss of any franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by such license because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a number of the franchise licenses for the Current Hotels could have a material adverse effect on the Company's revenues under the Percentage Leases and the Company's cash available to make required payments of principal and interest on indebtedness and to make distributions to its equity owners.

OPERATIONAL RISKS OF RAPID GROWTH

     The Company's acquisition of interests in 60 hotels between late 1995 and December 31, 1997, has resulted in a substantial increase in the number and geographic dispersion of the hotels owned by the Company and leased to the Lessee. As a result, FelCor has added five senior management personnel as well as additional accounting and administrative personnel between mid-1995 and December 31, 1997. To the extent FelCor is unable to retain or hire experienced personnel to manage the Company's business and assets, its operations could be adversely affected. Continued growth may result in increased demands upon, or additions to, FelCor's staff. The increased demand upon the time of such employees, particularly if additional qualified staff cannot be obtained, could adversely affect the operations and revenues of the Company.

CONSTRAINTS ON ACQUISITIONS AND IMPROVEMENTS

     The Company intends to continue to pursue its current growth strategy, which includes acquiring and improving hotel properties. There is a risk that the Company will not have access to sufficient equity or debt capital to pursue its acquisition strategies indefinitely. The Company generally cannot retain cash generated by operating activities. To qualify as a REIT, FelCor must distribute at least 95% of its net taxable income annually. The Company has a $550 million line of credit ("Line of Credit") which, as of December 31, 1997, had approximately $304.6 million available thereunder. The Board of Directors has adopted a policy to limit the Company's indebtedness to 40% of its investment in hotel properties, at cost. The terms of the Line of Credit impose the same limitation upon the Company. Since the Company generally cannot retain earnings and the term and amount available under the Company's Line of Credit are limited, the Company's ability to continue to make hotel acquisitions following the expiration or utilization of such facility will depend primarily on its ability to obtain additional private or public equity or debt financing. There can be no assurance that such financing will be available to make future investments.

TAX RISKS

  Failure to Qualify as a REIT

     FelCor operates, and will continue to operate, so as to qualify as a REIT for federal income tax purposes. However, FelCor has not requested, and does not expect to request, a ruling from the Internal Revenue Service ("Service") that it qualifies as a REIT. Furthermore, the continued qualification of FelCor as a REIT will depend on FelCor's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax
Considerations -- Taxation of the Company."

     If FelCor were to fail to qualify as a REIT in any taxable year, it would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain provisions of the Internal Revenue Code of 1986, as amended ("Code"), FelCor also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for required payments of principal and interest on indebtedness and to make distributions to shareholders would be reduced for each of the years involved. Although FelCor operates in a manner designed to allow it to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of a majority of the shareholders, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT Minimum Distribution Requirements

     In order to qualify as a REIT, FelCor generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, FelCor is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and
(iii) any undistributed taxable income from prior periods.

     FelCor intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. FelCor's income consists primarily of its share of the income of FelCor LP, and FelCor's cash available for distribution consists primarily of its share of cash distributions from FelCor LP. Differences in timing between taxable income and cash available for distribution due to the seasonality of the hospitality industry could require FelCor, through FelCor LP, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. FelCor provides, and will continue to provide, its shareholders with an annual statement as to its designation of the taxability of distributions.

     Distributions by FelCor will be determined by its Board of Directors and will be dependent on a number of factors, including the amount of the Company's cash available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Company's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements."

 Failure of FelCor LP to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status

     The Company believes that FelCor LP (and its subsidiaries) will be classified as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of FelCor LP as a partnership for federal income tax purposes, FelCor LP would be taxable as a corporation. In such event, since the value of FelCor's ownership interest in FelCor LP constitutes more than 10% of FelCor LP's voting securities and exceeds 5% of FelCor's assets, FelCor likely would cease to qualify as a REIT. Furthermore, the imposition of a corporate tax on FelCor LP would substantially reduce the amount of cash available for distribution to FelCor and its shareholders.

EFFECT OF MARKET INTEREST RATES ON PRICE OF CAPITAL STOCK

     One of the factors that may influence the price of FelCor's Common Stock and any Preferred Stock or Depositary Shares in public trading markets is the annual yield from distributions by FelCor on the Common Stock and any Preferred Stock, as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of FelCor's Common Stock and any Preferred Stock or Depositary Shares.

RELIANCE ON KEY PERSONNEL AND BOARD OF DIRECTORS

     Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Board of Directors is responsible for managing the Company. The Company's future success, including particularly the implementation of the Company's acquisition growth strategy, is substantially dependent on the active participation of Messrs. Feldman and Corcoran. The loss of the services of both of these individuals could have a material adverse effect on the Company.

REAL ESTATE INVESTMENT RISKS

     The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighborhood characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, and other adverse factors which are beyond the control of the Company.

  Illiquidity of Real Estate

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the Current Hotels will not decrease in the future. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company's investment therein.

  Uninsured and Underinsured Losses

     Each of the Current Hotels is covered by comprehensive policies of insurance, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. Eleven of the Current Hotels are located in California, which is subject to relatively higher seismic risks. Although each of such hotels was constructed under the more recent and stringent post-1984 building codes that were intended to reduce the likelihood or extent of damage from seismic activity, no assurance can be given that an earthquake would not cause substantial damage and losses. Additionally, 16 of the Current Hotels are located in the coastal areas of Florida, Georgia, Louisiana, South Carolina or Texas and may, therefore, be particularly susceptible to potential damage from hurricanes or high-wind activity. The Company presently maintains and intends to continue to maintain earthquake insurance on each of the Current Hotels located in California and wind damage insurance on such Florida, Georgia, Louisiana, South Carolina and Texas hotels, to the extent practicable. The Board of Directors may exercise discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

  Environmental Matters

     Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Liability also may extend to persons holding a security interest in the property, under certain limited circumstances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to dispose of such property, to fully utilize such property without restriction or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of hazardous or toxic substances, including the release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with such releases, including exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Current Hotels and any subsequently acquired hotels, the Company may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating a contaminated property could materially adversely affect the business, assets or results of operations of the Company and, consequently, amounts available for required payments of principal and interest on indebtedness and to make distributions to the Company's equity owners.

     Phase I environmental audits from independent environmental engineers were obtained with respect to each of the Current Hotels prior to the acquisition thereof by the Company. The principal purpose of Phase I audits is to identify indications of potential environmental contamination for which the Current Hotels may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The Phase I audits of the Current Hotels were designed to meet the requirements of the then current industry standards governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air.

     Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the Current Hotels' complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. The Phase I audit reports have not revealed any environmental liability that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

  Compliance with Americans with Disabilities Act

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While management of Felcor believes that, based upon an examination thereof and consultation with professionals, the Current Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make substantial modifications at the Current Hotels to comply with the ADA, the Company's ability to make required payments of principal and interest on indebtedness and to make distributions to its equity owners could be adversely affected.

  Increases in Property Taxes

     Each Current Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make required payments of principal and interest on indebtedness and to make distributions to its equity owners could be adversely affected.

OWNERSHIP LIMITATION

     In order for FelCor to maintain its qualification as a REIT, not more than 50% in value of its outstanding stock may be owned, actually and constructively under the applicable attribution provisions of the Code, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving FelCor's REIT qualification, FelCor's articles of incorporation, as amended and restated ("Charter"), prohibit ownership (taking into account applicable constructive ownership provisions of the Code) of more than 9.9% of the number of outstanding shares of any class of FelCor's capital stock by any person ("Ownership Limit"), and, subject to certain exceptions, prohibits any transfer that would result in (i) any person owning shares in excess of the Ownership Limit, (ii) FelCor's shares being beneficially owned by fewer than 100 persons (determined without reference to any constructive ownership rules), (iii) FelCor being "closely held" within the meaning of the Code or otherwise failing to qualify as a REIT under the Code, or (iv) FelCor owning, actually and constructively under the applicable constructive ownership provisions of the Code, 10% or more of the ownership interests in the Lessee or any sublessee. Any attempted transfer of shares that would violate any one or more of such prohibitions will be void and of no force or effect whatsoever with respect to any shares in excess of such limits (and, in the case of the prohibition against FelCor having fewer than 100 shareholders, will be entirely void), and the attempted transferee will not acquire any right or interest in such excess shares. FelCor may take any lawful action deemed necessary or advisable to ensure compliance with the Ownership Limit provisions and to preserve its status as a REIT, including without limitation refusing to recognize or record any prohibited transfer.

     Should any person at any time hold any shares in violation of the Ownership Limit (other than a violation of the requirement that a REIT have at least 100 shareholders), then that number of shares in excess of the number such person could hold without violating the Ownership Limit will be immediately designated as "Shares-in-Trust" and transferred automatically and by operation of law to, and be held in, a trust for the benefit of such beneficiaries as may be designated by the trustee of such trust (which trustee shall be designated by FelCor and be a person that is unaffiliated with FelCor or any prohibited owner). The trustee will be entitled to receive all distributions on, and to exercise all voting rights of, any Shares-in-Trust. The record holder of any shares so designated as Shares-in-Trust and transferred to a trustee shall have no right or interest in such shares or trust, except the right (upon satisfaction of certain conditions) to receive from the proceeds of sale of such shares to a qualified person or entity an amount equal to the lesser of (i) the amount paid therefor by such record holder (if acquired by him for value), or the market price of such shares determined as provided in the Charter (if acquired by him otherwise than for value), and (ii) the amount received by the trustee from the sale of such Shares-in-Trust.

     FelCor or its designee may elect, within specified time limits, to purchase from the trustee any Shares-in-Trust at the lesser of (a) the amount to which the record holder would be entitled pursuant to clause (i) of the immediately preceding paragraph or (b) the market price of such shares, determined as provided in the Charter, on the date of its election to purchase such shares. Accordingly, the record holder of any shares that are designated as Shares-in-Trust may experience a financial loss if the price at which such shares are sold to a qualified person or entity, or FelCor, is less than that paid by such record holder therefor. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations -- Requirements for Qualification."

LIMITATION ON ACQUISITION AND CHANGE IN CONTROL

  Ownership Limit

     The Ownership Limit, which provides that no person may own more than 9.9% in value of the number of outstanding shares of any class of stock of FelCor, may have the effect of precluding an acquisition of control of FelCor by a third party without the approval of the Board of Directors, even if such change of control were to be in the shareholders' interests.

  Staggered Board

     The Board of Directors of FelCor has three classes of directors. The terms of FelCor's current directors expire in 1998, 1999 and 2000, respectively. Directors for each class are elected for a three-year term upon the expiration of the term of that class. The staggered terms of directors may affect the shareholders' ability to change control of FelCor even if such a change in control were to be in the shareholders' interests. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer."

  Authority to Issue Preferred Stock

     The Charter authorizes the Board of Directors to issue up to 10,000,000 shares of Preferred Stock, in one or more series, and to establish the relative preferences and rights of any series of Preferred Stock so issued. FelCor has issued and outstanding 6,050,000 shares of its $1.95 Series A Cumulative, Convertible Preferred Stock ("Series A Preferred Stock"), with an additional 3,950,000 shares of Preferred Stock available for future issuance. The issuance of such Preferred Stock could have the effect of delaying or preventing a change in control of FelCor even if such a change in control were to be in the shareholders' interests.

  Maryland Anti-Takeover Statutes

     As a Maryland corporation, FelCor is subject to various legislative acts set forth under the Maryland General Corporation Law ("MGCL"), including (i) the Maryland Business Combination Statute, which imposes certain restrictions upon, and mandates that certain procedures be followed in connection with, certain takeovers and business combinations, and (ii) the Maryland Control Share Statute, which denies voting rights with respect to shares acquired in certain transactions involving the acquisition of one-fifth or more of the voting control of the subject company. Although FelCor's Charter contains a provision exempting any and all acquisitions from the provisions of the Maryland Control Share Statute, if such provision is subsequently amended or eliminated, it may deter any shareholder from acquiring any substantial amount of the outstanding stock of FelCor. In addition, to the extent that the foregoing statutes discourage or make more difficult a proxy contest or the assumption of control by a holder of a substantial block of FelCor's stock, they could increase the likelihood that incumbent directors of FelCor would retain their positions, and may also have the effect of discouraging a tender offer or other attempts to obtain control of FelCor even though such attempts might be beneficial to FelCor and its shareholders. See "Certain Charter, Bylaw and Statutory
Provisions -- Maryland Anti-Takeover Statutes."

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company has recently assessed its internal computer systems and believes that the current systems used will properly utilize dates beyond December 31, 1999. The Company has been informed that companies that manage the hotels owned by the Company are in the process of studying the Year 2000 issue, including inquiries of their vendors. Upon the completion of the management companies' study, which is expected in late 1998, the Company will determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Year 2000 issues and the costs associated with resolving this issue.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, FelCor will (i) contribute all of the net proceeds from the sale of Common Stock, Common Stock Warrants, Preferred Stock and Depositary Shares offered hereby to FelCor LP in exchange for comparable Units and (ii) loan all of the net proceeds from the sale of Debt Securities offered hereby to FelCor LP. FelCor LP expects to use such net proceeds for various purposes, which may include the acquisition of additional hotel assets, the repayment of outstanding indebtedness, the improvement and/or expansion of one or more of its hotel properties or for working capital purposes. Pending such uses, the net proceeds of any offering of Securities may be invested in short-term, investment grade securities or instruments, interest-bearing bank accounts, certificates of deposit, mortgage participations or similar securities, to the extent consistent with FelCor's qualification as a REIT, FelCor's Charter, and the Company's agreements with its lenders.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratios of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends for the periods indicated:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1995    1996    1997
                                                              ----    ----    ----
Ratio of Earnings to Fixed Charges..........................  8.6x    5.3x    3.3x
Ratio of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends...........................................  8.6x    3.1x    2.4x

     For purposes of computing this ratio, earnings have been calculated by adding income from continuing operations plus fixed charges and minority interest, and deducting capitalized interest. Fixed charges consist of interest (including capitalized interest) and amortization of deferred financing costs. Preferred stock dividends represent the amount required to meet the dividend requirements of the Series A Preferred Stock, which was initially issued in May 1996.

                              DISTRIBUTION POLICY

     In order to maintain its qualification as a REIT, FelCor must distribute to its shareholders at least 95% of its annual net taxable income (which does not include net capital gains). While future distributions paid by FelCor will be at the discretion of the Board of Directors and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Board of Directors deem relevant, it is the present intention of FelCor to pay regular quarterly distributions.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Debt Securities will be direct unsecured obligations of FelCor. The Debt Securities will be issued under one or more indentures ("Indentures"), each dated as of a date prior to the issuance of the Debt Securities to which it relates, in each case between FelCor and a trustee ("Trustee") meeting the requirements of the Trust Indenture Act of 1939, as amended ("TIA"), and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Indentures will be subject to and governed by the TIA.

     At December 31, 1997, the total outstanding debt of the Company was $478.7 million, all of which was unsubordinated indebtedness, including $175 million of 7 3/8% Senior Notes Due 2004 and $125 million of 7 5/8% Senior Notes Due 2007 (collectively, "Senior Notes") issued by FelCor LP pursuant to an Indenture dated as of October 1, 1997 ("Senior Notes Indenture"). Of such outstanding debt, $17.0 million was secured debt.

     The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their

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

entirety by reference to the description of such Debt Securities contained in the applicable Prospectus Supplement and to the Indentures relating to such Debt Securities.

     Capitalized terms used, but not defined, under this caption shall have the meanings assigned to them in the applicable Indentures.

TERMS

     The indebtedness represented by the Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of FelCor. The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by FelCor or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time, and, unless otherwise provided in the applicable Prospectus Supplement, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for the issuance of additional Debt Securities of such series.

     Each Indenture will designate one or more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Debt Securities and the Indentures. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

          (1) The title of such Debt Securities and whether such Debt Securities are senior securities or subordinated securities;

          (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock, Preferred Stock or Debt Securities of another series, or the method by which any such portion shall be determined;

          (4) If convertible, the terms on which such Debt Securities are convertible into Common Stock, Preferred Stock or Debt Securities of another series, including the terms and conditions upon which such conversion will be effected, the initial conversion price or rate, the conversion period or periods and any applicable limitations on the ownership or transferability of any Common Stock or Preferred Stock receivable on conversion;

          (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

          (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

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

          (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon FelCor in respect of such Debt Securities and the applicable Indenture may be served;

          (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of FelCor;

          (10) The obligation, if any, of FelCor to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) Whether the amount of payments of principal of (premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) Whether such Debt Securities will be issued in certificated and/or book-entry form and, if so, the identity of the depository for such Debt Securities;

          (14) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

          (16) Whether and under what circumstances FelCor will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether FelCor will have the option to redeem such Debt Securities in lieu of making such payment;

          (17) Any deletions from, modifications of or additions to the events of default or covenants of FelCor, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any such Debt Securities due and payable; and

          (18) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as may be set forth in any Prospectus Supplement, the Debt Securities and Indentures will not prohibit, restrict, or require FelCor to obtain the consent of the holders of any Debt Securities, or to redeem or permit holders to cause a redemption of Debt Securities, in the event of, (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect the creditworthiness of FelCor or the successor or

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

combined entity, (ii) a change in control of FelCor or (iii) the incurrence of unsecured debt, whether or not in a highly leveraged transaction, involving FelCor whether or not involving a change in control. Accordingly, the holders of the Debt Securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving FelCor that may adversely affect the holders of the Debt Securities. The existing protective covenants applicable to the Debt Securities would continue to apply to FelCor in the event of a leveraged buyout initiated or supported by FelCor, the management of FelCor, or any affiliate of FelCor or its management, but may not prevent such a transaction from taking place. Restrictions set forth in FelCor's Charter with respect to the ownership and transfer of Common Stock and Preferred Stock, which are designed to preserve FelCor's status as a REIT, may also act to prevent or hinder a change of control. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of FelCor that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     If any Debt Securities are to be offered that provide for the optional redemption, prepayment or conversion of such Debt Securities upon the occurrence of the events described in the foregoing paragraph, the Prospectus Supplement relating to such Debt Securities will provide information with respect to the following:

          (a) the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of FelCor's securities or FelCor's ability to obtain additional financing in the future as a result of such provisions;

          (b) certain specific risk factors associated with the occurrence of the specified events, including, if applicable, that the occurrence of such events may give rise to cross-defaults on other indebtedness such that the payment on the Debt Securities may be effectively subordinated, that there may be no assurance that sufficient funds will be available at the time of the occurrence of an event to make any required repurchases and that there may be limitations on FelCor's financial or legal ability to repurchase the Debt Securities upon the occurrence of an event requiring such a repurchase or offer to repurchase;

          (c) FelCor's compliance, if necessary, with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with any repurchase of such Debt Securities;

          (d) the impact, if any, under the Indenture of the failure to make the required repurchase, including whether, and under what circumstances, such failure would be an event of default under the Indenture; and

          (e) if the Debt Securities are to be subordinated to other obligations of FelCor that would be accelerated upon the occurrence of one of the specified events, the material effects of such an acceleration upon the specified events and the Debt Securities.

In addition, the Indenture under which any such Debt Securities will be issued will contain, and the applicable Prospectus Supplement will include, if applicable, a definition of "change in control" for purposes of such Debt Securities, including sufficient information to enable a holder of Debt Securities to determine when a change in control has occurred.

DENOMINATION, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by FelCor for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by

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

FelCor for such purpose. Debt Securities surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but FelCor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by FelCor with respect to any series of Debt Securities, FelCor may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that FelCor will be required to maintain a transfer agent in each place of payment for such series. FelCor may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither FelCor nor any Trustee or transfer agent shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the date of such mailing; (ii) to register the transfer of or exchange any Debt Securities, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indentures will provide that FelCor may, without the consent of the holders of any outstanding Debt Securities, lease all or any portion of its assets to the Lessee, or any other entity, to the extent required to maintain FelCor's status as a REIT, and neither the Lessee nor any such other entity shall be required to assume any obligation or liability of FelCor with respect to the Debt Securities. In addition, the Indentures are expected to provide that FelCor may, without the consent of the holders of any outstanding Debt Securities, otherwise sell, transfer or convey all or substantially all of its assets to, or consolidate with or merge with or into, any other entity; provided that (a) either FelCor shall be the continuing entity, or the successor entity (if other than FelCor) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes FelCor's obligations to pay principal of (premium, if any) and interest, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of FelCor or any subsidiary as a result thereof as having been incurred by FelCor or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

     Existence. Except as permitted under "-- Merger, Consolidation or Sale of Assets," the Indentures will require FelCor to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Maintenance of Properties. The Indentures will require FelCor to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and will make or cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of FelCor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that FelCor and its subsidiaries shall not be prevented from selling, leasing or otherwise disposing of their properties for value in the ordinary course of business.

     Limitations on Liens. The Indenture will provide that FelCor may not, nor may it permit any subsidiary to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any

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

mortgage, security interest, pledge or lien ("mortgage") of or upon any principal property or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any subsidiary that owns principal property and owned by FelCor or any subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the principal amount of the Debt Securities from time to time outstanding shall be secured equally and ratably by (or at the option of FelCor, prior to) such mortgage, except that this restriction will not apply to (i) mortgages for taxes or other governmental charges either not yet delinquent or the nonpayment of which is being contested in good faith by appropriate proceedings; mortgages comprising landlord's liens or liens of carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other mortgages incurred or created in the ordinary course of business not arising in connection with indebtedness that do not materially impair the use or value of the assets of FelCor and its subsidiaries; (ii) mortgages existing on the date of the Indenture; (iii) mortgages on any property existing at the time of its acquisition; (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, FelCor or a subsidiary; (v) mortgages on property of a corporation, shares of capital stock or debt of any corporation existing at the time such corporation first becomes a subsidiary; (vi) mortgages securing indebtedness of a subsidiary to FelCor or to another subsidiary; (vii) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (viii) mortgages securing current indebtedness; (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (i) through (viii), provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (i) to (viii), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement; (x) mortgages in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; (xi) mortgages arising out of a final judgment for the payment of money aggregating not in excess of $10,000,000 or mortgages related to any legal proceeding being contested in good faith by appropriate proceedings, provided that the enforcement of any lien has been stayed; and (xii) easements or similar encumbrances, the existence of which do not materially impair the use of the property subject thereto. However, FelCor or any subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restriction in an aggregate amount which, together with all other such indebtedness outstanding does not at the time exceed the limitations set forth in FelCor's Charter.

     Additional Covenants. Any additional covenants of FelCor with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture will provide that if an Event of Default shall have occurred and be continuing with respect to a series of Debt Securities or if certain indebtedness in excess of $25,000,000 for money borrowed by FelCor shall have been accelerated, then either the Trustee or the holders of not less than 25% in outstanding principal amount of the Debt Securities of such series may declare to be due and payable immediately the principal amount of such Debt Securities, together with interest, if any, accrued thereon.

     Under the Indenture, an Event of Default with respect to each series of Debt Securities will be any one of the following events: (a) default for 30 days in payment of any interest due with respect to any Debt Security of such series;
(b) default in payment of principal of any Debt Security of such series when due; (c) default for 90 days after notice to FelCor by the Trustee or by holders of not less than 25% in principal amount of the Debt Securities then outstanding of such series in the performance of any other covenant for the benefit of such Debt Securities of such series; and (d) certain events of bankruptcy, insolvency and reorganization.

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     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal or interest, if any, in respect of any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of such series before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority in outstanding principal amount of the Debt Securities of such series may, subject to certain exceptions, on behalf of the holders of the Debt Securities of such series direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee.

     The Indenture includes a covenant that FelCor will file annually with the Trustee a certificate of no default, or specifying any default that exists.

     In certain cases, the holders of a majority in outstanding principal amount of the Debt Securities of a given series may on behalf of the holders of the Debt Securities of such series rescind a declaration of acceleration or waive, as to the Debt Securities of such series, any past default or Event of Default relating to the Debt Securities of such series, except a default not theretofore cured in payment of the principal of or interest, if any, on any of such Debt Securities of such series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security of such series.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder of FelCor, as such, shall have any liability for any obligations of FelCor under any Debt Securities, under any Indenture relating thereto or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting the same, waives and releases all such liability. This waiver and release is part of the consideration for the issuance of such Debt Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

MODIFICATION OF THE INDENTURE

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each of the Debt Securities affected thereby, (a) change the stated maturity of any installment of the principal of (premium, if any) or interest, if any, on any such Debt Securities; (b) reduce the principal amount of, the amount of any premium payable on the redemption of, or the rate or amount of any interest on, any such Debt Securities, or reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Securities; (c) change the place of payment, or the coin or currency, for payment of principal of (premium, if any) or interest on any such Debt Securities; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Securities; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of such Debt Securities.

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

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by FelCor with certain affirmative or restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by FelCor and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to FelCor, and the assumption by any such successor of the covenants of FelCor herein and in the Securities; (ii) to add to the covenants of FelCor, for the benefit of the holders of the Securities of any one or more series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon FelCor; (iii) to add any additional Events of Default for the benefit of the holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); (iv) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; (v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the holders of the Securities of any series in any material respect; (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by TIA, excluding, however, the provisions referred to in Section 316(a)(2) of TIA or any corresponding provision in any similar federal statute hereafter enacted; (vii) to provide for the issuance under this Indenture of Securities in the form only of an entry or entries in the Security Register and without delivery thereof in any form (including all appropriate notification and publication and other provisions), and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder; (viii) to set forth the forms and terms (including, without limitation, additional covenants and changes in or eliminations of covenants previously set forth in this Indenture) of any one or more series of Securities not previously issued; (ix) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination shall become effective only when there is no Security outstanding of any series authorized prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or (xi) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided, however, that any such action shall not adversely affect the interests of the holders of Securities of such series or any other series of Securities in any material respect.

     The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Securities that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Securities denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined as of the issue date of such Debt Securities, of the principal amount thereof (or, in the case of an Original Issue Discount Securities, the U.S. dollar equivalent on the issue date of such Debt Securities of the amount determined as provided in (i) above),
(iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture, and (iv) Debt Securities owned by FelCor or any other obligor upon the Debt Securities or any affiliate of FelCor or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by FelCor or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each of the Debt Securities affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or by the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture and (iii) any such action may be taken by the written consent, without a meeting, of the holders of the requisite percentage in principal amount of the outstanding Debt Securities.

DEFEASANCE

     FelCor will be discharged from any and all obligations in respect of Debt Securities of a series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on Debt Securities), upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and interest, if any, in respect of Debt Securities of such series on the dates on which such payments are due in accordance with the terms of the Indenture and such Debt Securities. Such a trust may only be established if establishment of the trust would not cause any Debt Securities of such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, such establishment of such a trust will be conditioned on the delivery by FelCor to the Trustee of an Opinion of Counsel (who may be counsel to FelCor) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of Debt Securities of such series.

     FelCor may also omit to comply with the restrictive covenants described under "Limitation on Liens" above (together with certain other covenants set forth in the Indenture) and any such omission shall not be an

Event of Default with respect to Debt Securities of a series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and interest in respect of the Debt Securities of such series on the dates on which such payments are due in accordance with the terms of the Indenture and such Debt Securities. The obligations of FelCor under the Indenture and such Debt Securities other than with respect to such covenants shall remain in full force and effect. Such a trust may only be established if establishment of the trust would not cause any Debt Securities of such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, such establishment of such a trust will be conditioned on the delivery by FelCor to the Trustee of an Opinion of Counsel (who may be counsel to FelCor) to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of Debt Securities of such series.

     In the event FelCor exercises its option to omit compliance with certain covenants as described in the preceding paragraph with respect to Debt Securities of a series and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. FelCor shall in any event remain liable for such payments as provided in such Debt Securities.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock, Preferred Stock or Debt Securities of another series will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into shares of Common Stock, Preferred Stock or Debt Securities of another series, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or FelCor, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining FelCor's REIT status.

PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (premium, if any) and interest, if any, on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of FelCor, payments of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by FelCor to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to FelCor, and the holder of such Debt Securities thereafter may look only to FelCor for the payment thereof.

GLOBAL SECURITIES

     Each series of Debt Securities may be represented by one or more global securities (collectively with respect to each series, a "Global Security") registered in the name of The Depository Trust Company (the "Depository"). Except as set forth below, a Global Security may be transferred in whole and not in part, only to the Depository or another nominee of the Depository or to a successor of the Depository or its nominee.

     Upon the issuance of a Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depository or its nominee ("Participants"). The accounts to be credited will be designated by the Underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Security.

     So long as the Depository, or its nominee, is the registered holder and owner of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or such Global Security.

     Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise all rights of a holder of Debt Securities of a series under the Indenture or such Global Security. FelCor understands that under existing industry practice, in the event FelCor requests any action of holders of Debt Securities of a series or an owner of a beneficial interest in a Global Security desires to take any action that the Depository, as the holder of such Global Security, is entitled to take, the Depository would authorize the Participants to take such action, and that the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. The Prospectus Supplement relating to any Global Security will disclose the terms under which any Depository may or shall take any action permitted or required to be taken by it as the owner and holder of record of any such Global Security.

     Payment of principal and interest on notes represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of such Global Security.

     FelCor expects that the Depository, upon receipt of any payment of principal or interest, will immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Security as shown in the records of the Depository. Payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such Participants. FelCor and the Trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its Participants or the relationship between such Participants and the owners of beneficial interests in such Global Security owned through such Participants.

     Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository, or to a successor of the Depository or its nominee.

     Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depository notifies FelCor that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) FelCor executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities evidenced by such

Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depository shall direct and an owner of a beneficial interest in a Global Security will be entitled to physical delivery of such Security in definitive form. Subject to the forgoing, a Global Security is not exchangeable except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depository or its nominee.

     The Depository has advised FelCor as follows: The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of Participants and to facilitate the clearance and settlement of securities transactions among the Participants, thereby eliminating the need for physical delivery of securities and certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Participants, either directly or indirectly ("Indirect Participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or Indirect Participants. The rules applicable to the Depository and the Participants are on file with the SEC. The Depository currently accepts only notes denominated and payable in U.S. dollars.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     Under the Charter, FelCor has authority to issue up to 10,000,000 shares of Preferred Stock, of which 6,050,000 shares designated as the Series A Preferred Stock were outstanding as of the date of this Prospectus. Accordingly, up to 3,950,000 additional shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors thereof, subject to the rights of the holders of the outstanding Series A Preferred Stock. See "Description of Series A Preferred Stock." Prior to the classification of unissued shares of a series, the Board of Directors is required by the MGCL and FelCor's Charter to file Articles Supplementary with the Maryland Department of Assessments and Taxation which fix for each series, subject to the Ownership Limitation Provisions (as hereinafter defined) of FelCor's Charter, the designation, voting powers, set or change preferences, conversion or limitations as to other rights, dividends, qualifications or the terms and conditions of redemption, of the series, as are permitted by Maryland law (a "Designating Amendment"). The Preferred Stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of delaying or preventing a change of control or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

TERMS

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of FelCor's Charter (including the applicable Designating Amendment) and its bylaws, as amended and restated ("Bylaws"). See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions."

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including, without limitation:

          (1) The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

          (5) The provision for a sinking fund, if any, for such Preferred
     Stock;

          (6) The provisions for redemption, if applicable, of such Preferred Stock;

          (7) Any listing of such Preferred Stock on any securities exchange;

          (8) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, Preferred Stock of another series or Debt Securities, including the conversion price (or manner of calculation thereof);

          (9) A discussion of certain federal income tax considerations relevant to a holder of such Preferred Stock;

          (10) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

          (11) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

          (12) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of FelCor as a REIT; and

          (13) Any other specific terms, preferences, rights, qualifications, limitations or restrictions applicable to such Preferred Stock.

RANKING

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of FelCor, rank (i) senior to all classes or series of Common Stock of FelCor, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor; (ii) on a parity with all equity securities issued by FelCor the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor; and
(iii) junior to all equity securities issued by FelCor the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of FelCor, out of assets of FelCor legally available for the payment thereof, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of FelCor on such record dates as shall be fixed by the Board of Directors of FelCor.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of FelCor fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and FelCor will have no obligation to declare or pay the dividend accrued for such period, whether or not dividends on such series are declared and paid on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of FelCor of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series, for any period, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock of such series.

     When dividends are not paid in full (or a sum sufficient for the full payment thereof is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and of each other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of any series which may be in arrears.

     Unless all dividends then required to be paid on Preferred Stock of any series shall have been or contemporaneously are so declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends or other distributions (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, upon the Common Stock or any other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, nor shall any shares of Common Stock or any other shares of capital stock of FelCor ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such stock) by FelCor (except by conversion into or exchange for other capital stock of FelCor ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent FelCor from the purchase or other acquisition of any of its capital stock for the purpose of preserving its status as a REIT.

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of FelCor subject to the restrictions set forth in MGCL, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by FelCor in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of FelCor, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of FelCor pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless all dividends then required to be paid on Preferred Stock of any series shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, (i) no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; and (ii) provided, however, that the foregoing shall not prevent FelCor from the purchase or acquisition of any Preferred Stock of such series which is made pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or made for the purpose of preserving FelCor's status as a REIT. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) FelCor shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of FelCor ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of FelCor or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by FelCor and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or in any other equitable manner determined by FelCor that will not result in a violation of the Ownership Limitation Provisions of FelCor's Charter.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of FelCor. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by FelCor in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed to be outstanding and all rights of the holders of such shares of Preferred Stock will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of FelCor, then, before any distribution or payment shall be made to the holders of any Common Stock or any other capital stock of FelCor ranking junior to the Preferred Stock of any series in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, the holders of each series of Preferred Stock shall be entitled to receive, out of assets of FelCor legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of FelCor. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of FelCor are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other capital stock of FelCor ranking on a parity with the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, then the holders of the Preferred Stock and all of such other capital stock shall share ratably in any such distribution of assets, in direct proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of FelCor shall be distributed among the holders of any other shares of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up of FelCor, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of FelCor with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of FelCor, shall not be deemed to constitute a liquidation, dissolution or winding up of FelCor.

VOTING RIGHTS

     Holders of the Preferred Stock will not have any voting rights, except (i) as set forth below, (ii) as from time to time required by law or (iii) as expressly provided in the Designating Amendment for any series of Preferred Stock and described in the applicable Prospectus Supplement.

     Unless otherwise expressly provided in the Designating Amendment for any series of Preferred Stock and described in the applicable Prospectus Supplement, so long as any shares of Preferred Stock of a series remain outstanding, FelCor will not, without the affirmative vote of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding (such series voting separately as a class), amend, alter or repeal the provisions of the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set forth above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged (whether or not as a consequence of such Event FelCor is the surviving entity), the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of such series of Preferred Stock or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case whether ranking senior to, on a parity with or junior to the Preferred Stock of such series with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of FelCor, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the Event with respect to which such vote otherwise would be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock, Preferred Stock of another series or Debt Securities will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock or Preferred Stock of another series or the amount of Debt Securities into which shares of such series of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or FelCor, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS

     The Preferred Stock, including the Series A Preferred Stock, is subject to certain restrictions upon the ownership and transfer thereof which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of such restrictions, see "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer."

TRANSFER AGENT

     The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                    DESCRIPTION OF SERIES A PREFERRED STOCK

     The summary of certain terms and provisions of the Series A Preferred Stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of FelCor's Charter, Bylaws and Articles Supplementary to the Charter setting forth the particular terms of the Series A Preferred Stock ("Series A Amendment").

     No series of Preferred Stock (other than the Series A Preferred Stock) have been designated or issued. The Preferred Stock may be issued from time to time in one or more series, without shareholder approval, with such voting powers (full or limited), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be established by the Board of Directors. See "Description of the Preferred Stock." Thus, without shareholder approval, FelCor could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Stock and Series A Preferred Stock.

GENERAL

     In April 1996, the Board of Directors authorized FelCor to classify and issue the Series A Preferred Stock as part of the 10,000,000 shares of FelCor's authorized Preferred Stock.

     The Series A Preferred Stock is validly issued, fully paid and nonassessable. The holders of the Series A Preferred Stock have no preemptive rights with respect to any shares of capital stock of FelCor or any other securities of FelCor convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Stock is not subject to any sinking fund or other obligation of FelCor to redeem or retire the Series A Preferred Stock. Unless converted or redeemed by FelCor into shares of Common Stock, the Series A Preferred Stock will have a perpetual term, with no maturity.

RANKING

     The Series A Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of FelCor.

     While any shares of Series A Preferred Stock are outstanding, FelCor may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and all other shares of Voting Preferred Stock, voting as a single class. However, FelCor may create additional classes of stock, increase the authorized number of shares of Preferred Stock or issue series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of Series A Preferred Stock. See "-- Voting Rights" below.

DIVIDENDS

     Holders of shares of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of FelCor, out of funds of FelCor legally available for payment, cash distributions declared or paid for the corresponding period payable in an amount per share equal to the greater of $0.4875 per quarter (equivalent to $1.95 per annum) or the cash dividends (determined as of the record date for each of the respective quarterly dividend payment dates referred to below) on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is then convertible. Dividends on the Series A Preferred Stock are payable quarterly in arrears on the last calendar day of January, April, July and October of each year, commencing July 31, 1996 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Each such dividend is payable to holders of record as they appear on the stock records of FelCor at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of FelCor. Dividends will be cumulative, whether or not in any dividend period or periods there shall be funds of FelCor legally available for the payment of such dividends. Accumulations of dividends on shares of Series A Preferred Stock will not bear interest. Dividends payable on the Series A Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock (as herein defined) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock for all prior dividend periods and the then current dividend period. If accrued dividends on the Series A Preferred Stock and any Parity Stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series A Preferred Stock and any Parity Stock for any dividend period will be declared ratably in proportion to accrued and unpaid dividends on the Series A Preferred Stock and such Parity Stock.

     Unless all dividends then required to be paid on the Series A Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, FelCor will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (as herein defined) or (ii) except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any Junior Stock, through a sinking fund or otherwise. Notwithstanding the foregoing limitations, FelCor may, at any time, acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT or for purposes of an employee benefit plan of FelCor.

     As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock and (ii) the term "Junior Stock" means the Common Stock, and any other class of capital stock of FelCor now or hereafter issued and outstanding that ranks junior to the Series A Preferred Stock as to the payment of dividends or amounts upon liquidation, dissolution or winding up of FelCor and (iii) the term "Parity Stock" means any other class or series of capital stock of FelCor now or hereafter issued and outstanding that ranks equally with the Series A Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution or winding up of FelCor.

REDEMPTION

     Shares of Series A Preferred Stock are not redeemable by FelCor prior to April 30, 2001. On and after April 30, 2001, the shares of Series A Preferred Stock will be redeemable, in whole or in part, at the option of FelCor, for (i) such number of shares of Common Stock as are issuable at a conversion rate of
0.7752 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment in certain circumstances, or (ii) cash in an amount equal to the aggregate market value (determined as of the date of the notice of redemption) of such number of shares of Common Stock as specified by FelCor in the notice of redemption. FelCor may exercise this redemption option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") equals or exceeds the Conversion Price (as defined in the Series A Amendment) per share, subject to adjustment in certain circumstances. In order to exercise its redemption option, FelCor must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have been met.

     Notice of redemption will be given by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series A Preferred Stock not more than four business days after FelCor issues the press release. The redemption date will be a date selected by FelCor not less than 30 nor more than 60 days after the date on which FelCor issues the press release announcing its intention to redeem the Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the shares shall be selected by lot or pro rata or in some other equitable manner determined by FelCor.

     On the redemption date, FelCor must pay on each share of Series A Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series A Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issuable upon such redemption.

     Unless all dividends then required to be paid on the Series A Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, the Series A Preferred Stock may not be redeemed in whole or in part and FelCor may not, except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock. Notwithstanding the foregoing limitations, FelCor may, at any time, acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT or for purposes of an employee benefit plan of FelCor.

     On and after the date fixed for redemption, provided that FelCor has made available at the office of the registrar and transfer agent a sufficient number of shares of Common Stock and/or an amount of cash to effect the redemption, dividends will cease to accrue on the Series A Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series A Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series A Preferred Stock shall cease, except for the right to receive the shares of Common Stock and/or any cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Series A Preferred Stock (unless FelCor defaults in the delivery of the shares of Common Stock or cash) will be, without any further action, (i) deemed a holder of the number of shares of Common Stock for which such Series A Preferred Stock is redeemable or (ii) be entitled to receive the cash amount applicable to such shares.

     Fractional shares of Common Stock are not to be issued upon redemption of the Series A Preferred Stock, but, in lieu thereof, FelCor will pay a cash adjustment based on the current market price of the Common Stock on the day prior to the redemption date.

LIQUIDATION PREFERENCE

     The holders of shares of Series A Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, $25.00 per share of Series A Preferred Stock plus an amount per share of Series A Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders ("Liquidation Preference"), and no more.

     Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of FelCor. If, upon any liquidation, dissolution or winding up of FelCor, the assets of FelCor, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock and any Parity Stock are insufficient to pay in full the Liquidation Preference and the liquidation preference applicable with respect to any such Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of

Series A Preferred Stock and any such Parity Stock, ratably, in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such Parity Stock if all amounts payable thereon were to be paid in full. Neither a consolidation or merger of FelCor with another corporation, a statutory share exchange by FelCor nor a sale, lease or transfer of all or substantially all of FelCor's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of FelCor.

VOTING RIGHTS

     Except as indicated below, or except as otherwise from time to time required by applicable Maryland law, the holders of shares of Series A Preferred Stock have no voting rights.

     If six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock, or any Parity Stock, are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of FelCor will be increased by two and the holders of shares of Series A Preferred Stock and any such other Parity Stock, voting together as a single class ("Voting Preferred Shares"), will have the right to elect two additional directors to serve on FelCor's Board of Directors at an annual meeting of shareholders or a properly called special meeting of the holders of the Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends, together with the dividends for the current quarterly period, on the Voting Preferred Shares have been paid or declared and set aside for payment.

     The approval of two-thirds of the outstanding shares of Series A Preferred Stock and any Parity Stock similarly affected, voting together as a single class, is required in order to amend the Series A Amendment to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Stock and such Parity Stock, or to amend the Charter to authorize, create or increase the authorized amount of any class of stock having rights senior to the Series A Preferred Stock and such Parity Stock with respect to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor. However, FelCor may create additional classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock and Junior Stock and issue additional series of Parity Stock and Junior Stock, all without the consent of any holder of Series A Preferred Stock.

     Except as required by law, the holders of Series A Preferred Stock are not entitled to vote on any merger or consolidation involving FelCor or a sale, lease or transfer of all or substantially all of the assets of FelCor. See
"-- Conversion Price Adjustments" below.

CONVERSION RIGHTS

     Shares of Series A Preferred Stock are convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of Common Stock at a conversion price of $32.25 per share of Common Stock (equivalent to a conversion rate of 0.7752 shares of Common Stock for each share of Series A Preferred Stock), subject to adjustment as described below ("-- Conversion Price Adjustments"). The right to convert shares of Series A Preferred Stock called for redemption will terminate at the close of business on such redemption date. For information as to notices of redemption, see "-- Redemption" above.

     Conversion of shares of Series A Preferred Stock, or a specified portion thereof, may be effected by delivering a certificate or certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificate or certificates to FelCor or in blank, to the office or agency to be maintained by FelCor for that purpose. Initially such office will be the principal corporate trust office of SunTrust Bank, Atlanta located in Atlanta, Georgia.

     Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and notice shall have been received by FelCor as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by FelCor as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

     Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the conversion of such shares following such dividend payment record date and prior to such dividend payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance by FelCor of a notice of redemption providing for a redemption date during such period, which shares will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by FelCor on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, FelCor will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     Fractional shares of Common Stock are not to be issued upon conversion but, in lieu thereof, FelCor will pay a cash adjustment based on the current market price of the Common Stock on the day prior to the conversion date.

CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment upon certain events, including (i) dividends (and other distributions) payable in Common Stock of FelCor, (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock at a price per share less than the fair market value per share of Common Stock, (iii) subdivisions, combinations and reclassifications of Common Stock and (iv) distributions to all holders of Common Stock of evidences of indebtedness of FelCor or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above for which an adjustment previously has been made and excluding Permitted Common Stock Cash Distributions (as herein defined), and cash dividends which result in a payment of an equal cash dividend to the holders of the Series A Preferred Stock). "Permitted Common Stock Cash Distributions" means cash dividends and distributions paid with respect to the Common Stock after December 31, 1995 not in excess of the sum of FelCor's cumulative undistributed net earnings at December 31, 1995, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of FelCor, after December 31, 1995, minus the cumulative amount of dividends accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after January 1, 1996. In addition to the foregoing adjustments, FelCor will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock, or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     In case FelCor shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of Common Stock or sale of all or substantially all of FelCor's assets), in each case as a result of which shares of Common Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). FelCor may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

EXCHANGE LISTING

     The Series A Preferred Stock is listed on the NYSE under the symbol
"FCHpA".

TRANSFER AGENT

     The transfer agent and registrar for the Series A Preferred Stock is SunTrust Bank, Atlanta, Georgia.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     FelCor may issue receipts ("Depositary Receipts") to evidence Depositary Shares, each of which Depositary Shares will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among FelCor, the depositary named therein (a "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by FelCor to a Preferred Stock Depositary, FelCor will cause such Preferred Stock Depositary to issue, on behalf of FelCor, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipts to be issued thereunder are summaries, do not purport to be complete and are subject to, and qualified in their entirety by reference to such documents.

DIVIDENDS AND OTHER DISTRIBUTIONS

     A Preferred Stock Depositary will be required to distribute all cash dividends or other cash distributions received by it in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts held by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

     In the event of a distribution other than in cash, a Preferred Stock Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution,in which case such Preferred Stock Depositary may, with the approval of FelCor, sell such property and distribute the net proceeds from such sale to such holders.

     No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock which has been converted or exchanged.

WITHDRAWAL OF STOCK

     Upon surrender of the Depositary Receipts at the corporate trust office of the applicable Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted), subject to the terms of the Deposit Agreement, the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the applicable Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the applicable Preferred Stock Depositary will be required to deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. FelCor does not presently expect that there will be any public trading market for Preferred Stock withdrawn from such Preferred Stock Depository.

REDEMPTION OF DEPOSITARY SHARES

     Whenever FelCor redeems shares of Preferred Stock held by a Preferred Stock Depositary, such Preferred Stock Depositary will be required to redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided FelCor shall have paid in full to such Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by FelCor that preserves the REIT status of FelCor.

     From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the applicable Preferred Stock Depositary.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a Preferred Stock Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct such Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Such Preferred Stock Depositary will be required to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and FelCor will agree to take all reasonable action which may be deemed necessary by such Preferred Stock Depositary in order to enable such Preferred Stock Depositary to do so. Such Preferred Stock Depositary will be required to abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. A Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of such Preferred Stock Depositary.

LIQUIDATION PREFERENCE

     In the event of the liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

     The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of FelCor. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to such Preferred Stock Depositary to instruct FelCor to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such

Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of FelCor or other shares of stock, and FelCor will agree that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by FelCor equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

     Any form of Depositary Receipt evidencing Depositary Shares which will represent Preferred Stock and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between FelCor and the applicable Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holders of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     A Deposit Agreement will be permitted to be terminated by FelCor upon not less than 30 days' prior written notice to the applicable Preferred Stock Depositary if (i) such termination is necessary to preserve FelCor's status as a REIT or (ii) a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such Preferred Stock Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Preferred Stock Depositary with respect to such Depositary Receipts. FelCor will agree that if a Deposit Agreement is terminated to preserve FelCor's status as a REIT, then FelCor will use its best efforts to list the Preferred Stock issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into stock of FelCor not so represented by Depositary Shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

     FelCor will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, FelCor will pay the fees and expenses of a Preferred Stock Depositary in connection with the performance of its duties under a Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of a Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     A Preferred Stock Depositary will be permitted to resign at any time by delivering to FelCor notice of its election to do so, and FelCor will be permitted at any time to remove a Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     A Preferred Stock Depositary will be required to forward to holders of Depositary Receipts any reports and communications from FelCor which are received by such Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither a Preferred Stock Depositary nor FelCor will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control,performing its obligations under a Deposit Agreement. The obligations of FelCor and a Preferred Stock Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the applicable Depositary Shares), gross negligence or willful misconduct, and neither FelCor nor any applicable Preferred Stock Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. FelCor and any Preferred Stock Depositary will be permitted to rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event a Preferred Stock Depositary shall receive conflicting claims,requests or instructions from any holders of Depositary Receipts, on the one hand, and FelCor on the other hand, such Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from FelCor.

                          DESCRIPTION OF COMMON STOCK

     The description of FelCor's Common Stock set forth below describes certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock of FelCor or upon the exercise of Common Stock Warrants issued by FelCor. The following description does not purport to be complete and is qualified in its entirety by reference to FelCor's Charter and Bylaws. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions."

GENERAL

     Under the Charter, FelCor has authority to issue up to 100,000,000 shares of Common Stock. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At December 31, 1997, FelCor had
outstanding           shares of Common Stock.

TERMS

     Subject to the preferential rights of any series of Preferred Stock outstanding, the holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including in the election of directors. FelCor's Charter does not provide for cumulative voting in the election of directors. Except as otherwise required by law or provided in a Designating Amendment relating to Preferred Stock of any series, the holders of Common Stock exclusively possess all voting power. See "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions."

     Subject to any preferential rights of any series of Preferred Stock outstanding, the holders of Common Stock are entitled to such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor and, upon liquidation, are entitled to receive, pro rata, all assets of FelCor available for distribution to such holders. All shares of Common Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The Common Stock is subject to certain restrictions upon the ownership and transfer thereof which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of such restrictions and the Maryland Anti-Takeover Statutes, see "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer" and "-- Maryland Anti-Takeover Statutes."

EXCHANGE LISTING

     FelCor Common Stock is listed on the NYSE under the symbol "FCH".

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is SunTrust Bank, Atlanta, Georgia.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The following description of Common Stock Warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of Common Stock Warrants contained in an applicable Prospectus Supplement. For information relating to the Common Stock which may be purchased pursuant to Common Stock Warrants, see "Description of Common Stock."

     FelCor may issue one or more series of Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants of any series may be issued independently of, or together with, any Securities offered pursuant to any Prospectus Supplement. If offered together with other Securities, Common Stock Warrants may be attached to, or separate from, such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between FelCor and the holder of such Common Stock Warrants or, if the holders are expected to be numerous, a warrant agent identified in the applicable Prospectus Supplement ("Warrant Agent"). Any Warrant Agent, if engaged, will act solely as an agent of FelCor in connection with the Common Stock Warrants of the series specified in the Warrant Agreement relating thereto and such Warrant Agent will not assume any relationship or obligation of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. Further terms of the Common Stock Warrants and the related Warrant Agreements will be set forth in the applicable Prospectus Supplement.

     The Common Stock Warrants will be subject to certain restrictions upon the exercise, ownership and transfer thereof which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of such restrictions and the Maryland Anti-Takeover Statutes, see "Certain Charter, Bylaw and Statutory Provisions -- Charter and Bylaw Provisions -- Restrictions on Ownership and Transfer" and "-- Maryland Anti-Takeover Statutes.

                CERTAIN CHARTER, BYLAW AND STATUTORY PROVISIONS

CHARTER AND BYLAW PROVISIONS

  Restrictions on Ownership and Transfer

     For FelCor to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding stock. Specifically, not more than 50% in value of FelCor's outstanding stock may be owned, actually and constructively under the applicable attribution provisions of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year, and FelCor must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." For the purpose of preserving FelCor's REIT qualification, FelCor's Charter contains the Ownership Limitation Provisions, which restrict the ownership and transfer of FelCor's capital stock under certain circumstances.

     The "Ownership Limitation Provisions" provide that, subject to certain exceptions specified in the Charter, no person may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than 9.9% of the outstanding shares of any class of FelCor's capital stock (the "Ownership Limit"). The Board of Directors may, but in no event will be required to, waive the Ownership Limit if it determines that such ownership will not jeopardize FelCor's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of FelCor. The Ownership Limitation Provisions will not apply if the Board of Directors and the holders of 66 2/3% of the outstanding shares of capital stock entitled to vote on such matter determine that it is no longer in the best interests of FelCor to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of capital stock of FelCor and any other event that would otherwise result in any person or entity violating the Ownership Limit will be void and of no force or effect as to that number of shares in excess of the Ownership Limit, and the purported transferee ("Prohibited Transferee") shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit ("Prohibited Owner") shall cease to own any right or interest) in such excess shares. In addition, if any purported transfer of capital stock of FelCor or any other event otherwise would cause FelCor to become "closely held" under the Code or otherwise fail to qualify as a REIT under the Code (other than as a result of a violation of the requirement that a REIT have at least 100 shareholders), then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares. Also, if any purported transfer of capital stock of FelCor or any other event would otherwise cause FelCor to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10% or more of the ownership interests in the Lessee or in any sublessee, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares.

     Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by FelCor (the "Beneficiary"). The trustee of the trust who shall be designated by FelCor and be unaffiliated with FelCor and any Prohibited Owner, will be empowered to sell such excess shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares on the date of such event or the sales proceeds received by the trust for such excess shares. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the benefit of the Beneficiary, all dividends and other distributions paid by FelCor with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares.

     Any purported transfer of capital stock of FelCor that would otherwise cause FelCor to be beneficially owned by fewer than 100 persons will be null and void in its entirety, and the intended transferee will acquire no rights in such stock.

     All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

     Every owner of more than 5% (or such lower percentage as may be required by the Code or Treasury Regulations) of the outstanding shares of capital stock of FelCor must file a written notice with FelCor containing the information specified in the Charter no later than January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to FelCor in writing such information as FelCor may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership on FelCor's status as a REIT and to ensure compliance with the Ownership Limit.

     The Ownership Limitation Provisions may have the effect of precluding an acquisition of control of FelCor without approval of the Board of Directors.

  Staggered Board of Directors

     The Charter provides that the Board of Directors will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. FelCor believes, however, that the longer time required to elect a majority of the Board of Directors will help to ensure continuity and stability of FelCor's management and policies.

     The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of FelCor's stock or attempting to obtain control of FelCor, even though such an attempt might be beneficial to FelCor and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher price than might otherwise be the case.

  Number of Directors; Removal; Filling Vacancies

     The Charter and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors, provided, however, that in no event shall the number of directors be less than the minimum required by the MGCL. At all times a majority of the directors shall be Independent Directors, as defined by FelCor's Charter, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. As of December 31, 1997, there were seven directors, four of whom are Independent Directors. The holders of Common Stock shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. The Charter provides that, subject to any rights of holders of Preferred Stock, and unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director so elected may qualify as an Independent Director only if he has received the affirmative vote of at least a majority of the remaining Independent Directors, if any. Accordingly, the Board of Directors could temporarily prevent any holder of Common Stock from enlarging the Board of Directors and filling the new directorships with such shareholder's own nominees. Any director so elected shall serve for the unexpired term of the class to which he is elected.

     A director may be removed with cause by the vote of the holders of a majority of the outstanding shares of Common Stock at a special meeting of the shareholders called for the purpose of removing him. Additionally, the Charter and the MGCL provide that if shareholders of any class of capital stock of FelCor are entitled separately to elect one or more directors, such directors may not be removed except by the affirmative vote of a majority of all of the shares of such class or series entitled to vote for such directors.

  Limitation of Liability

     The Charter provides that to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer of FelCor shall be liable to FelCor or its shareholders for money damages.

  Indemnification of Directors and Officers

     The Charter and Bylaws require FelCor to indemnify its directors, officers, employees and agents to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the indemnified party actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification is mandatory if the indemnified party has been successful on the merits or otherwise in the defense of any proceeding unless such indemnification is not otherwise permitted as provided in the preceding sentence. In addition to the foregoing, a court of competent jurisdiction, under certain circumstances, may order indemnification if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director may not be indemnified if the proceeding was an action by or in the right of the corporation and the director was adjudged to be liable, or the proceeding involved a determination that the director received an improper personal benefit.

  Amendment

     The Charter may be amended by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote on the matter after the directors have adopted a resolution proposing the amendment and submitted the resolution to the shareholders at either an annual or special meeting, with the shareholders voting as a class with one vote per share; provided, that the Charter provision providing for the classification of FelCor's Board of Directors into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of holders of 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors voting as a class. The provisions relating to restrictions on transfer, designation of shares-in-trust, shares-in- trust and ownership of the Lessee may not be amended, altered, changed or repealed without the affirmative vote of a majority of the members of the Board of Directors and adopted by an affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of FelCor entitled to vote generally in the election of directors, voting together as a class.

  Operations

     FelCor generally is prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause FelCor to fail to qualify as a REIT.

MARYLAND ANTI-TAKEOVER STATUTES

     Under Sections 3-601 et seq. of the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any "business combination" must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other conditions, the corporation's shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are (i) with respect to specifically identified or unidentified existing or future Interested Shareholders, approved or exempted by the board of directors of the corporation prior to the time that the Interested Shareholder becomes an Interested Shareholder, or (ii) if the original articles of incorporation of the corporation contain a provision expressly electing not to be governed by Section 3-602 of the MGCL or the shareholders of the corporation adopt a charter amendment by a vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together in a single group, and two-thirds of the votes entitled to be cast by persons (if any) who are not Interested Shareholders. The Charter has exempted from these provisions of

Maryland law, any business combination involving Mr. Feldman or Mr. Corcoran or any present or future affiliates, associates or other persons acting in concert or as a group with Mr. Feldman or Mr. Corcoran.

     Sections 3-701 et seq. of the MGCL (the "Control Share Statute") provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person, or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. Voting rights will not be denied to "control shares" if the acquisition of such shares, as to specifically identified or unidentified future or existing shareholders or their affiliates, has been approved by the charter or bylaws of the corporation prior to the acquisition of such shares.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The Maryland Control Share Statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a corporation's articles of incorporation or bylaws.

     The Charter and Bylaws contain a provision exempting any and all acquisitions of FelCor's shares of capital stock from the control shares provision of Maryland law. There can be no assurance that this provision will not be amended or eliminated in the future. If the foregoing exemption in the bylaws is rescinded, the control share acquisition statute could have the effect of discouraging offers to acquire FelCor and of increasing the difficulty of consummating any such offer.

                             PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement of FelCor LP ("Partnership Agreement"), and the descriptions of certain provisions thereof set forth herein, are qualified in their entirety by reference to the Partnership Agreement, which is an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     FelCor LP is a Delaware limited partnership and was formed pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, FelCor, as the sole general partner of FelCor LP ("General Partner"), has full, exclusive and complete responsibility and discretion in the management and control of FelCor LP, and the limited partners of FelCor LP ("Limited Partners") have no authority to transact business for, or participate in the management activities or decisions of, FelCor LP. However, any amendment to the Partnership Agreement that would
(i) affect the Redemption Rights described under "-- Redemption Rights" below,
(ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter FelCor LP's allocations of income, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of FelCor LP, requires the consent of Limited Partners holding at least a majority of the Units.

TRANSFERABILITY OF INTERESTS

     FelCor may not voluntarily withdraw from FelCor LP or transfer or assign its interest in FelCor LP unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to FelCor contributes substantially all of its assets to FelCor LP in return for an interest in FelCor LP. The Limited Partners may not transfer their interests in FelCor LP without the consent of FelCor, which FelCor may withhold in its sole discretion. FelCor may not consent to any transfer that would cause FelCor LP to be treated as a separate corporation for federal income tax purposes.

CAPITAL CONTRIBUTIONS

     FelCor and the original Limited Partners contributed cash and certain interests in FelCor's six initial hotels to FelCor LP in connection with FelCor's initial public offering of Common Stock in 1994 ("IPO"). Subsequently, FelCor LP issued additional Units in exchange for cash contributions from Promus and for interests in additional hotels. FelCor will contribute all of the net proceeds from the sale of capital stock to FelCor LP in exchange for additional Units having distribution, liquidation and conversion provisions substantially identical to the capital stock so offered by FelCor. As required by the Partnership Agreement, immediately prior to a capital contribution by FelCor, the Partners' capital accounts and the Carrying Value (as that term is defined in FelCor LP Agreement) of FelCor LP property shall be adjusted to reflect the unrealized gain or unrealized loss attributable to FelCor LP property as if such items had actually been recognized immediately prior to such issuance and had been allocated to the Partners at such time.

     The Partnership Agreement provides that if FelCor LP requires additional funds at any time or from time to time in excess of funds available to FelCor LP from borrowing or capital contributions, FelCor may borrow such funds from a financial institution or other lender and lend such funds to FelCor LP on the same terms and conditions as are applicable to FelCor's borrowing of such funds. As an alternative to borrowing funds required by FelCor LP, FelCor may contribute the amount of such required funds as an additional capital contribution to FelCor LP. If FelCor so contributes additional capital to FelCor LP, FelCor will receive additional Units.

REDEMPTION RIGHTS

     Pursuant to the Partnership Agreement, the Limited Partners are entitled to certain rights of redemption ("Redemption Rights"), which enable them to cause FelCor to redeem their interests in FelCor LP (subject to certain restrictions) in exchange for shares of Common Stock, cash or a combination thereof, at the election of FelCor. The Redemption Rights may not be exercised if the issuance of shares of Common Stock by FelCor, as General Partner, for any part of the interest in FelCor LP sought to be redeemed would (i) result in any person violating the Ownership Limit contained in FelCor's Charter, (ii) cause FelCor to be "closely held" within the meaning of the Code, (iii) cause FelCor to be treated as owning 10% or more of the Lessee or any sublessee within the meaning of the Code, or (iv) otherwise cause FelCor to fail to qualify as a REIT. In any case, FelCor LP or FelCor (as the case may be) may elect, in its sole and absolute discretion, to pay the Redemption Amount in cash. The Redemption Rights may be exercised by the Limited Partners, in whole or in part (in either case, subject to the above restrictions), at any time or from time to time, following the satisfaction of any applicable holding period requirements. At December 31, 1997, the aggregate number of shares of Common Stock issuable upon exercise of
the Redemption Rights by the Limited Partners was           . The number of
shares issuable upon the exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of FelCor.

REGISTRATION RIGHTS

     The Limited Partners have, or will have, certain rights to the registration for resale of any shares of Common Stock held by them or received by them upon redemption of their Units. Such rights include piggyback rights and the right to include such shares in a registration statement. In connection therewith, FelCor has filed and caused to become effective a registration statement relating to the resale of shares issued upon redemption of certain outstanding Units. FelCor is required to bear the costs of such registration statements, exclusive of underwriting discounts, commissions and certain other costs attributable to, and to be borne by, the selling stockholders.

TAX MATTERS

     Pursuant to the Partnership Agreement, FelCor is the tax matters partner of FelCor LP and, as such, has authority to make tax elections under the Code on behalf of FelCor LP.

     Profit and loss of FelCor LP generally are allocated among the partners in accordance with their respective interests in FelCor LP based on the number of Units held by the partners.

OPERATIONS

     The Partnership Agreement requires that FelCor LP be operated in a manner that enables FelCor to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability.

DISTRIBUTIONS

     The Partnership Agreement provides that FelCor LP will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of FelCor LP's property in connection with the liquidation of FelCor LP) quarterly, in amounts determined by FelCor in its sole discretion, to the partners in accordance with their respective percentage interests in FelCor LP. Upon liquidation of FelCor LP, after payment of, or adequate provision for, debts and obligations of FelCor LP, including any partner loans, any remaining assets of FelCor LP will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner, including FelCor, has a negative balance in its capital account following a liquidation of FelCor LP, it will be obligated to contribute cash to FelCor LP equal to the negative balance in its capital account.

TERM

     FelCor LP will continue until December 31, 2044, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of FelCor as General Partner (unless the Limited Partners elect to continue FelCor LP), (ii) the sale or other disposition of all or substantially all the assets of FelCor LP, (iii) the redemption of all limited partnership interests in FelCor LP (other than those held by FelCor, if any), or (iv) the election by the General Partner.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal tax income tax considerations relevant to a prospective holder of Securities. The discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of Securities in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND SALE OF THE SECURITIES AND OF FELCOR'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     FelCor has made an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its initial taxable year ended December 31, 1994. FelCor currently is qualified as a REIT and intends to continue to operate in such manner, but no assurance can be given that FelCor will operate in a manner so as to remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively. Hunton & Williams has acted as special tax counsel to FelCor in connection with the Offering.

     FelCor believes that it qualified to be taxed as a REIT for its taxable years ended December 31, 1994 through December 31, 1997, and that its organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 1998 and in the future. Prior to issuing Securities, FelCor expects to obtain an opinion of Hunton & Williams as to its REIT qualification. Continued qualification and taxation as a REIT depends upon FelCor's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. No assurance can be given that the actual results of FelCor's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, FelCor's proportionate share of the assets, liabilities and items of income of FelCor LP (and any lower tier partnership) will be treated as assets and gross income of FelCor for purposes of applying the requirements described herein.

     If FelCor continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to the shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, FelCor will be subject to federal income tax in the following circumstances. First, FelCor will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, FelCor may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if FelCor has
(i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or
(ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if FelCor has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if FelCor should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which FelCor fails the 75% or 95% gross income test. Sixth, if FelCor should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, FelCor would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if FelCor acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in FelCor's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and FelCor recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by FelCor, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by FelCor over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that FelCor would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year ("5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by FelCor to be taxed as a REIT. FelCor has issued and will issue sufficient common stock in sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, FelCor's Charter provides for restrictions regarding transfer of the Securities that are intended to assist FelCor in continuing to satisfy the share ownership requirements described in (v) and (vi) above.

     For purposes of determining stock ownership under the 5/50 Rule, a (i) supplement unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual, and (ii) stock held by a trust that is a qualified trust under Code section 401(a) is treated as held by the trust's beneficiaries in proportion to their actuarial interests in the pension trust for purposes of the 5/50 Rule.

  Income Tests

     In order for FelCor to maintain its qualification as a REIT, there are three requirements relating to FelCor's gross income that must be satisfied annually. First, at least 75% of FelCor's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of FelCor's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of FelCor's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to FelCor is discussed below.

     Rents received by FelCor will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if FelCor, or an owner of 10% or more of FelCor, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," FelCor generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom FelCor derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by FelCor are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

     Pursuant to the Percentage Leases, the Lessee leases from FelCor LP and the Subsidiary Partnerships (as defined below) the land, buildings, improvements, furnishings, and equipment comprising the Current Hotels, generally for a 10-year period. The Percentage Leases provide that the Lessee is obligated to pay to FelCor LP or the Subsidiary Partnership (i) the greater of a fixed rent ("Base Rent") or a percentage rent ("Percentage Rent") (collectively, "Rents") and (ii) certain other amounts, including interest accrued on any late payments or charges ("Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross suite revenues and food and beverage revenues or food and beverage rent revenues for each of the Hotels in excess of certain levels. The Base Rent accrues and is required to be paid monthly. Although Percentage Rent is due quarterly, the Lessee will not be in default for non-payment of Percentage Rent due in any calendar year if the Lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year. FelCor LP and the Subsidiary Partnerships will enter into leases with the Lessee with respect to any additional hotels acquired by them that are substantially similar to the Percentage Leases with respect to the Current Hotels. For purposes of this section, the term "FelCor LP" includes the Subsidiary Partnerships when the context requires.

     In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     FelCor believes that the Percentage Leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts: (i) FelCor LP and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (ii) the Lessee has the right to exclusive possession and use and quiet enjoyment of the Current Hotels during the term of the Percentage Leases,
(iii) the Lessee bears the cost of, and will be responsible for, day-to-day maintenance and repair of the Current Hotels, other than the cost of maintaining underground utilities and structural elements, and will dictate how the Current Hotels are operated, maintained, and improved, (iv) the Lessee bears all of the costs and expenses of operating the Current Hotels (including the cost of any inventory and supplies used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by FelCor LP under each Percentage Lease), (v) the Lessee benefits from any savings in the costs of operating the Current Hotels during the term of the Percentage Leases,
(vi) in the event of damage or destruction to a Current Hotel, the Lessee will be at economic risk because it will be obligated either (A) to restore the property to its prior condition, in which event it will bear all costs of such restoration or (B) purchase the Current Hotel for an amount generally equal to FelCor LP's investment in the Property, (vii) the Lessee will indemnify FelCor LP against all liabilities imposed on FelCor LP during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Current Hotels or (B) the Lessee's use, management, maintenance or repair of the Current Hotels, (viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Current Hotels, and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Current Hotels.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. There can be no complete assurance that the Service will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that FelCor LP receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, FelCor likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the hotel at the beginning and at the end of the taxable bears to the average of the aggregate adjusted bases of both the real and personal property comprising the hotel at the beginning and at the end of the such taxable year ("Adjusted Basis Ratio"). The initial adjusted basis of the personal property in each Current Hotel was less than 15% of the initial adjusted bases of both the real and personal property comprising such Current Hotel. The basis of personal property contained in the Current Hotels acquired for cash was determined either by appraisals performed by a professional appraiser, with respect to nine of the Current Hotels acquired in connection with the initial and secondary public offerings of the Common Stock, or by internal appraisals performed by FelCor using the same methodology employed by professional appraisers, with respect to other Current Hotels acquired for cash. The initial adjusted basis of personal property contained in Current Hotels acquired in exchange for Units generally was the same as the basis of the transferor of the hotel at the time of the transfer. FelCor expects that the value of the personal property at each hotel to be acquired for cash will be less than 15% of the expected purchase price of such hotel and expects to perform internal appraisals of such property using the same methodology employed by professional appraisers that are expected to confirm such expectation. However, in the event that appraisals show that the Adjusted Basis Ratio with respect to any hotel to be acquired for cash would exceed 15% for the taxable year of any acquisition, a portion of the personal property of that hotel will be purchased or leased by the Lessee and the lease payments under the Percentage Leases will be adjusted appropriately. In addition, FelCor expects that its initial adjusted basis in the personal property contained in each hotel to be acquired in exchange for Units will be less than 15% of its initial adjusted basis in such hotel. Further, in no event will FelCor LP acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property originally acquired by FelCor LP had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, FelCor could fail the 15% Adjusted Basis Ratio as to one or more of the Percentage Leases, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

     Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Current Hotels that are established in the Percentage Leases, and FelCor has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

     A third requirement for qualification of the Rents as "rents from real property" is that FelCor must not own, directly or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the stock of FelCor is owned, directly or indirectly, by or for any person, FelCor is considered as owning the ownership interests in any lessee that are owned, directly or indirectly, by or for such person. FelCor does not currently own, directly or constructively, any ownership interest in the Lessee. In addition, the Partnership Agreement provides that a redeeming Limited Partner will not be permitted to redeem Units (unless FelCor elects, in its sole discretion, to pay cash in lieu of Common Stock) to the extent that the acquisition of Common Stock by such partner would result in FelCor being treated as owning, directly or constructively, 10% or more of the ownership interests of the Lessee or of the ownership interests in any sublessee. Thus, FelCor should never own, directly or constructively, 10% or more of the Lessee or any sublessee. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not rent any property to a Related Party Tenant. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transfers of shares of Common Stock, no absolute assurance can be given that such transfers or other events of which FelCor has no knowledge will not cause FelCor to own constructively 10% or more of the Lessee at some future date.

     A fourth requirement for qualification of the Rents as "rents from real property" is that FelCor cannot furnish or render noncustomary services to the tenants of the hotels, or manage or operate the hotels, other than through an independent contractor from whom FelCor itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, FelCor should satisfy that requirement because FelCor LP is not performing any services other than customary ones for the Lessee. Furthermore, FelCor has represented that, with respect to other hotel properties that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because FelCor would be considered to furnish or render services to the occupants of the hotels and to manage or operate the hotels other than through an independent contractor who is adequately compensated and from whom FelCor derives or receives no income.

     If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rents attributable to personal property, plus any other nonqualifying income, during a taxable year exceeds 5% of FelCor's gross income during the year, FelCor would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) FelCor owns, directly or constructively, 10% or more of the Lessee, or (iii) FelCor furnishes noncustomary services to the Lessee (other than through a qualified independent contractor) or manages or operates the hotels, none of the Rents would qualify as "rents from real property." In that case, FelCor likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income test.

     In addition to the Rents, the Lessee is required to pay to FelCor LP the Additional Charges. To the extent that the Additional Charges represent either
(i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

     FelCor believes that the Rents and the Additional Charges will qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, except to the extent that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges (which will be qualifying gross income for the 95% test but not the 75% test). However, there can be no complete assurance that the Service will not assert successfully a contrary position and, therefore, prevent FelCor from qualifying as a REIT.

     The term "interest," as defined for purposes of the 75% gross income test, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the hotels has been and will continue to be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, FelCor and FelCor LP believe that no asset owned by FelCor or FelCor LP is or will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of FelCor or FelCor LP. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to the particular property. Nevertheless, FelCor and FelCor LP will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that FelCor or FelCor LP can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     FelCor will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property

(including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date that is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent) or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Percentage Lease for a hotel, FelCor terminates the Lessee's leasehold interest, and FelCor is unable to find a replacement Lessee for such hotel within 90 days of such termination, gross income from hotel operations conducted by FelCor from such hotel would cease to qualify for the 75% and 95% gross income tests. In such event, FelCor likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

     It is possible that, from time to time, FelCor or FelCor LP will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that FelCor or FelCor LP enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that FelCor or FelCor LP hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. FelCor intends to structure any hedging transactions in a manner that does not jeopardize its status as REIT.

     If FelCor fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if FelCor's failure to meet such tests is due to reasonable cause and not due to willful neglect, FelCor attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances FelCor would be entitled to the benefit of those relief provisions. As discussed above in "-- Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to the net income attributable to the excess of 75% or 95% of FelCor's gross income over its qualifying income in the relevant category, whichever is greater. No such relief is available for violations of the 30% income test.

  Asset Tests

     FelCor, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of FelCor's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," and, in cases where FelCor raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following FelCor's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset requirement, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class (the "25% asset test"), the value of any one issuer's securities owned by FelCor may not exceed 5% of the value of FelCor's total assets and FelCor may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in FelCor LP and the Subsidiary Partnerships or the stock of a subsidiary with respect to which it has held 100% of the stock at all times during the subsidiary's existence).

     For purposes of the asset requirements, FelCor will be deemed to own its proportionate share of the assets of FelCor LP (and any Subsidiary Partnership), rather than its general partnership interest in FelCor LP. FelCor has represented that, at all relevant times, (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own any securities that do not satisfy the 25% asset test (except for the stock of subsidiaries with respect to which it has held 100% of the stock at all times during the subsidiary's existence). In addition, FelCor has represented that it will not acquire or dispose, or cause FelCor LP to acquire or dispose, of assets in the future in a way that would cause it to violate either asset requirement. FelCor believes that it satisfies both asset requirements for REIT status.

     If FelCor should fail inadvertently to satisfy the asset requirements at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of FelCor's assets and the standards imposed by the asset requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, FelCor still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

  Distribution Requirements

     FelCor, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any from foreclosure property, minus (ii) the sum of certain items of noncash income. Such dividends must be paid in the taxable year to which they relate, or in the following taxable year if declared before FelCor timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that FelCor does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if FelCor should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, FelCor would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. FelCor has made, and intends to continue to make, timely distributions sufficient to satisfy all annual distribution requirements.

     It is possible that, from time to time, FelCor may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, FelCor LP still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, FelCor may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, FelCor may have less cash available for distribution than is necessary to meet its annual distribution requirements to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, FelCor may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional shares of common or preferred stock.

     Under certain circumstances, FelCor may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in FelCor's deduction for dividends paid for the earlier year. Although FelCor may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

  Recordkeeping Requirement

     Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, FelCor must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding stock. FelCor intends to comply with such requirements.

  Partnership Anti-Abuse Rule

     The Treasury Department has issued a final regulation ("Anti-Abuse Rule"), under the partnership provisions of the Code ("Partnership Provisions"), that would authorize the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or availed of in connection with a transaction (or series of related transactions) a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. FelCor believes that the Anti-Abuse Rule will not have any adverse impact on its ability to qualify as a REIT, and prior to issuing Securities, FelCor expects to obtain an opinion of Hunton & Williams that, based on the foregoing, the Anti-Abuse Rule will not have any adverse impact on FelCor's ability to qualify as a REIT. However, because the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to FelCor. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding FelCor LP for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize FelCor's status as a REIT.

FAILURE TO QUALIFY

     If FelCor fails to qualify for taxation as REIT in any taxable year, and the relief provisions do not apply, FelCor will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Dividends to the shareholders in any year in which FelCor fails to qualify will not be deductible by FelCor nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all dividends to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, FelCor also will be disqualified from taxation as a REIT for the four taxable years following the year during which FelCor ceased to qualify as a REIT. It is not possible to state whether in all circumstances FelCor would be entitled to such statutory relief.

OTHER TAX CONSEQUENCES

     FelCor and Securities holders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside. The state and local tax treatment of FelCor and Securities holders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE HOLDERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

TAX ASPECTS OF THE PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to FelCor's investment in FelCor LP and FelCor LP's investment in certain "Subsidiary Partnerships." The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

     FelCor is entitled to include in its income its distributive share of FelCor LP's income (including FelCor LP's distributive share of income of a Subsidiary Partnership) and to deduct its distributive share of FelCor LP's losses (including FelCor LP's distributive share of losses of a Subsidiary Partnership) only if FelCor LP (and each Subsidiary Partnership) is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership. Pursuant to the Check-the-Box Regulations, an unincorporated organization with at least two members may elect to be classified either as an association or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as FelCor LP (and the Subsidiary Partnerships), will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. FelCor LP and Subsidiary Partnerships in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997. In addition, FelCor has represented that neither FelCor LP nor a Subsidiary Partnership will elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

     A "publicly traded" partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See
"-- Requirements for Qualification -- Income Tests." The U.S. Treasury Department has issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow- through entity is to permit the partnership to satisfy the 100-partner limitation. FelCor LP and each Subsidiary Partnership qualify for the Private Placement Exclusion. If FelCor LP or a Subsidiary Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, FelCor LP or such Subsidiary Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     FelCor believes that FelCor LP and each Subsidiary Partnership will be treated as partnerships for federal income tax purposes and not as corporations or associations taxable as corporations. FelCor LP has not requested, and does not intend to request, a ruling from the Service that it or any Subsidiary Partnership will be classified as a partnership for federal income tax purposes. However, prior to issuing Securities, FelCor expects to obtain an opinion of Hunton & Williams that, based on the provisions of the Partnership Agreement, the partnership agreements of each Subsidiary Partnership, certain factual assumptions, and certain representations, FelCor LP and each Subsidiary Partnership will be treated for federal income tax purposes as partnerships and not as corporations or associations taxable as corporations. No assurance can be given that the Service will not challenge the status of FelCor LP or a Subsidiary Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, FelCor LP or such Subsidiary Partnership would be treated as a corporation for federal income tax purposes, as described below.

  Effect of Failure to Qualify as a Partnership

     If for any reason FelCor LP or a Subsidiary Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, FelCor would not be able to satisfy the income and asset requirements for REIT status. See "-- Requirements for Qualification -- Income Tests" and
"-- Requirements for Qualification -- Asset Tests." In addition, any change in FelCor LP's or a Subsidiary Partnership's status for tax purposes might be treated as a taxable event, in which case FelCor might incur a tax liability without any related cash distribution. See "-- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of FelCor LP and the Subsidiary Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, FelCor LP or a Subsidiary Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing FelCor LP's or a Subsidiary Partnership's taxable income.

  Income Taxation of FelCor LP, the Subsidiary Partnerships and their Partners

     Partners, Not FelCor LP, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, FelCor is required to take into account its allocable share of FelCor LP's income, gains, losses, deductions, and credits for any taxable year of FelCor LP ending within or with the taxable year of FelCor, without regard to whether FelCor has received or will receive any distribution of FelCor LP. Such items will include FelCor LP's available share of income, gain, loss, deductions and credits of the Subsidiary Partnerships.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. FelCor LP's allocations of taxable income and loss of FelCor LP and the Subsidiary Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by Section 704(c) of the Code and outlining certain reasonable allocation methods.

     Under FelCor LP Agreement, depreciation or amortization deductions of FelCor LP generally will be allocated among the partners in accordance with their respective interests in FelCor LP, except to the extent that Section 704(c) of the Code requires that FelCor receive a disproportionately large share of such deductions. In addition, gain on sale of a Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. The application of
Section 704(c) to FelCor LP is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future. Similar provisions are included in the partnership agreements of the Subsidiary Partnerships.

     Basis in Partnership Interest. FelCor's adjusted tax basis in its partnership interest in FelCor LP generally (i) equals the amount of cash and the basis of any other property contributed to FelCor LP by FelCor, (ii) is increased by (A) its allocable share of FelCor LP's income and (B) its allocable share of indebtedness of FelCor LP and (iii) is reduced, but not below zero, by FelCor's allocable share of (A) FelCor LP's loss and (B) the amount of cash distributed to FelCor and by constructive distributions resulting from a reduction in FelCor's share of indebtedness of FelCor LP. Similar rules apply to FelCor LP's tax basis in the Subsidiary Partnerships.

     If the allocation of FelCor's distributive share of FelCor LP's loss would reduce the adjusted tax basis of FelCor's partnership interest in FelCor LP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce FelCor's adjusted tax basis below zero. To the extent that FelCor LP's distributions, or any decrease in FelCor's share of the indebtedness of FelCor LP (such decrease being considered a constructive cash distribution to the partners), would reduce FelCor's adjusted tax basis below zero, such distributions (including such constructive distributions) constitute taxable income to FelCor. Such distributions and constructive distributions normally will be characterized as capital gain, and, if FelCor's partnership interest in FelCor LP has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

     Depreciation Deductions Available to FelCor LP. FelCor LP's initial basis in hotels acquired in exchange for Units for federal income tax purposes generally is a carryover of the basis of the transferors of the hotels on the date of such transaction. Although the law is not entirely clear, FelCor LP has depreciated, and intends to continue to depreciate, such depreciable hotel property for federal income tax purposes under the same methods used by the transferors. FelCor LP's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in FelCor LP, except to the extent that Section 704(c) of the Code requires that FelCor receive a disproportionately large share of such deductions. FelCor LP's initial basis for federal income tax purposes in hotels acquired for cash generally is equal to the purchase price. FelCor LP has depreciated, and intends to continue to depreciate, for federal income tax purposes, such depreciable hotel property under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). FelCor LP plans to use MACRS for subsequently acquired furnishings and equipment. Under MACRS, FelCor LP generally will depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, FelCor LP places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. FelCor LP plans to use ADS for the depreciation of subsequently acquired buildings and improvements. Under ADS, FelCor LP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention.

  Sale of FelCor LP's Property

     Generally, any gain realized by FelCor LP or the Subsidiary Partnerships on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by FelCor LP on the disposition of the Initial Hotels will be allocated first to the Limited Partners under Section 704(c) of the Code to the extent of their "built-in gain" on those Initial Hotels. The Limited Partners' "built-in gain" on the Initial Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of those Initial Hotels over the Limited Partners' tax basis allocable to those Initial Hotels at the time of sale. Any remaining gain recognized by FelCor LP on the disposition of the Initial Hotels will be allocated among the partners in accordance with their respective percentage interests in FelCor LP. The Board of Directors has adopted a policy that any decision to sell the Initial Hotels will be made by a majority of the Independent Directors.

     FelCor's share of any gain realized by FelCor LP or a Subsidiary Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of FelCor LP's or a Subsidiary Partnership's trade or business, however, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See
"-- Requirements for Qualification -- Income Tests." Such prohibited transaction income also may have an adverse effect upon FelCor's ability to satisfy the income test for REIT status. See "-- Requirements for Qualification -- Income Tests" above.

                              PLAN OF DISTRIBUTION

     FelCor may sell Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the initial public offering price, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

     Securities may be sold directly by FelCor through agents designated by FelCor from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by FelCor to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of Securities, underwriters or agents may receive compensation from FelCor or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from FelCor and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from FelCor will be described, in the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is traded on the NYSE under the symbol "FCH". Any shares of Common Stock sold pursuant to a Prospectus Supplement will be approved for trading, upon notice of issuance, on the NYSE. FelCor may elect to list any series of Debt Securities, Preferred Stock or Depositary Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

     Under agreements into which FelCor may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by FelCor against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, FelCor in the ordinary course of business.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for FelCor by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. In addition, the description of federal income tax consequences contained in the Prospectus under the caption "Federal Income Tax Considerations" is based upon the opinion of Hunton & Williams, Richmond, Virginia. The validity of the Securities will be passed upon for any underwriter by King & Spalding, Atlanta, Georgia. Jenkens & Gilchrist, King & Spalding and Hunton & Williams will rely upon the opinion of Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland, with respect to all matters involving Maryland law.

                                    EXPERTS

     The Consolidated Financial Statements of FelCor Suite Hotels, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994, the Financial Statements of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994, the combined financial statements of the DS Hotels as of and for the year ended December 31, 1996, and the combined financial statements of the Sheraton Acquisition Hotels as of and for the year ended December 31, 1996 have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Securities.

Securities and Exchange Commission, registration fee........  $  307,071
NASD filing fee.............................................      60,000
The New York Stock Exchange Listing Fee.....................     160,000
Printing and mailing........................................     250,000
Accountant's fees and expenses..............................     100,000
Blue Sky fees and expenses..................................      20,000
Counsel fees and expenses...................................     300,000
Miscellaneous...............................................     102,929
                                                              ----------
          Total.............................................  $1,300,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Charter of the Registrant, generally, limits the liability of the Registrant's directors and officers to the Registrant and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of Maryland. The Charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     The Registrant may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

     Any Underwriting Agreement with the respect to Securities may contain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriters named therein.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            4.1          -- Form of Share Certificate for Common Stock (filed as
                            Exhibit 4.1 to the Registrant's Registration Statement on
                            Form S-11 (File No. 33-79214) and incorporated herein by
                            reference).
            4.2          -- Form of Indenture(s) with respect to Debt Securities
                            (filed as Exhibit 4.2 to the Registrant's Registration
                            Statement on Form S-3 (File No. 333-3170) and
                            incorporated herein by reference).
            4.3          -- Form of Share Certificate for Series A Preferred Stock
                            (filed as Exhibit 4.4 to the Registrant's Registration
                            Statement on Form S-3 (File No. 333-3170) and
                            incorporated herein by reference).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           *4.4          -- Form of Common Stock Warrant Agreement.
           *4.5          -- Form of Depositary Receipt.
           *4.6          -- Form of Depositary Agreement.
           *5.1          -- Opinion of Jenkens & Gilchrist, a Professional
                            Corporation.
           *5.2          -- Opinion of Miles & Stockbridge, a Professional
                            Corporation.
           *8.1          -- Opinion of Hunton & Williams as to Tax Matters.
           12.1          -- Statement Regarding Computation of Ratios.
          *23.1          -- Consent of Jenkens & Gilchrist, a Professional
                            Corporation (included in Exhibit 5.1).
          *23.2          -- Consent of Miles & Stockbridge, a Professional
                            Corporation (included in Exhibit 5.2).
          *23.3          -- Consent of Hunton & Williams (included in Exhibit 8.1).
           23.4          -- Consent of Coopers & Lybrand L.L.P.
           23.5          -- Consent of Arthur Andersen, LLP.
           23.6          -- Consent of Ernst & Young, LLP.
           23.7          -- Consent of Deloitte & Touche LLP.
           24.1          -- Power of Attorney (set forth on signature page).
           25.1          -- Statement of Eligibility of SunTrust Bank -- Atlanta, as
                            Trustee (filed as Exhibit 25.1 to the Registrant's
                            Registration Statement on Form S-3 (File No. 333-3170)
                            and incorporated herein by reference).

---------------

* To be filed by amendment or incorporated by reference in connection with the offering of such Securities.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 10th day of February, 1998.

                                            FELCOR SUITE HOTELS, INC.,
                                            a Maryland corporation (Registrant)

                                            By: /s/ THOMAS J. CORCORAN, JR.
                                              ----------------------------------
                                                   Thomas J. Corcoran, Jr.
                                                          President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming that all said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                /s/ HERVEY A. FELDMAN                  Chairman of the Board and      February 10, 1998
-----------------------------------------------------    Director
                  Hervey A. Feldman

             /s/ THOMAS J. CORCORAN, JR.               President and Chief Executive  February 10, 1998
-----------------------------------------------------    Officer and Director
               Thomas J. Corcoran, Jr.

               /s/ RANDALL L. CHURCHEY                 Senior Vice President, Chief   February 10, 1998
-----------------------------------------------------    Financial Officer and
                 Randall L. Churchey                     Treasurer

                /s/ LESTER C. JOHNSON                  Vice President and Controller  February 10, 1998
-----------------------------------------------------    (Principal Accounting
                  Lester C. Johnson                      Officer)

              /s/ CHARLES N. MATHEWSON                 Director                       February 10, 1998
-----------------------------------------------------
                Charles N. Mathewson

            /s/ CHARLES A. LEDSINGER, JR.              Director                       February 10, 1998
-----------------------------------------------------
              Charles A. Ledsinger, Jr.

               /s/ RICHARD S. ELLWOOD                  Director                       February 10, 1998
-----------------------------------------------------
                 Richard S. Ellwood

               /s/ RICHARD O. JACOBSON                 Director                       February 10, 1998
-----------------------------------------------------
                 Richard O. Jacobson

               /s/ THOMAS A. MCCHRISTY                 Director                       February 10, 1998
-----------------------------------------------------
                 Thomas A. McChristy

                                 EXHIBIT INDEX

  EXHIBIT
   NUMBER                            DESCRIPTION
  -------                            -----------

     4.1     -- Form of Share Certificate for Common Stock (filed as
                Exhibit 4.1 to the Registrant's Registration Statement on
                Form S-11 (File No. 33-79214) and incorporated herein by
                reference).
     4.2     -- Form of Indenture(s) with respect to Debt Securities
                (filed as Exhibit 4.2 to the Registrant's Registration
                Statement on Form S-3 (File No. 333-3170) and
                incorporated herein by reference).
     4.3     -- Form of Share Certificate for Series A Preferred Stock
                (filed as Exhibit 4.4 to the Registrant's Registration
                Statement on Form S-3 (File No. 333-3170) and
                incorporated herein by reference).
    *4.4     -- Form of Common Stock Warrant Agreement.
    *4.5     -- Form of Depositary Receipt.
    *4.6     -- Form of Depositary Agreement.
    *5.1     -- Opinion of Jenkens & Gilchrist, a Professional
                Corporation.
    *5.2     -- Opinion of Miles & Stockbridge, a Professional
                Corporation.
    *8.1     -- Opinion of Hunton & Williams as to Tax Matters.
    12.1     -- Statement Regarding Computation of Ratios.
   *23.1     -- Consent of Jenkens & Gilchrist, a Professional
                Corporation (included in Exhibit 5.1).
   *23.2     -- Consent of Miles & Stockbridge, a Professional
                Corporation (included in Exhibit 5.2).
   *23.3     -- Consent of Hunton & Williams (included in Exhibit 8.1).
    23.4     -- Consent of Coopers & Lybrand L.L.P.
    23.5     -- Consent of Arthur Andersen, LLP.
    23.6     -- Consent of Ernst & Young, LLP.
    23.7     -- Consent of Deloitte & Touche LLP.
    24.1     -- Power of Attorney (set forth on signature page).
    25.1     -- Statement of Eligibility of SunTrust Bank -- Atlanta, as
                Trustee (filed as Exhibit 25.1 to the Registrant's
                Registration Statement on Form S-3 (File No. 333-3170)
                and incorporated herein by reference).

---------------

* To be filed by amendment or incorporated by reference in connection with the offering of such Securities.